                                                                    EXHIBIT 10.6

                        EMERY PLACE LIMITED PARTNERSHIP
                                                            (the "Landlord")
                                     -and-


                          IRONSIDE TECHNOLOGIES INC.
                                                            (the "Tenant")





                                     LEASE
                                 (Emery Place)





                                 OWENS, WRIGHT
                            Barristers & Solicitors
                               (Stanley M. Rose)

             20 Holly Street, Suite 401, Toronto, Ontario, M4S 3B1
           Telephone: (416) 486-9800   .   Facsimile: (416) 486-3309

                               TABLE OF CONTENTS



ARTICLE I - DEFINITIONS, LEASED PREMISES, TERM AND CONSTRUCTION
     Section 1.01 - Definitions................................................................    1
     Section 1.02 - Leased Premises............................................................    1
     Section 1.03 - Use of Additional Areas....................................................    1
     Section 1.04 - Grant and Term.............................................................    1
     Section 1.05 - Tenant's Construction Work.................................................    1

ARTICLE II - RENT
     Section 2.01 - Covenant to Pay............................................................    2
     Section 2.02 - Basic Rent.................................................................    2
     Section 2.03 - Advance Rent...............................................................    2
     Section 2.04 - Post-Dated Cheques.........................................................    3

ARTICLE III - TAXES AND OPERATING COSTS
     Section 3.01 - Taxes Payable by the Landlord..............................................    3
     Section 3.02 - Taxes Payable by the Tenant................................................    3
     Section 3.03 - Business Taxes And Other Taxes of the Tenant...............................    3
     Section 3.04 - Tenant's Responsibility....................................................    3
     Section 3.05 - Tenant's Proportionate Share of Operating Costs............................    4
     Section 3.06 - Payment of Taxes and Operating Costs.......................................    4

ARTICLE IV - BUILDING CONTROL AND SERVICES
     Section 4.01 - Control of the Building....................................................    4
     Section 4.02 - Landlord's Services........................................................    5

ARTICLE V - UTILITIES
     Section 5.01 - Charges for Utilities......................................................    5
     Section 5.02 - Heating, Ventilating And Air-Conditioning..................................    6

ARTICLE VI - USE OF THE LEASED PREMISES
     Section 6.01 - Use of the Leased Premises.................................................    6
     Section 6.02 - Observance of Law..........................................................    6

ARTICLE VII - INSURANCE AND INDEMNITY
     Section 7.01 - Tenant's Insurance.........................................................    7
     Section 7.02 - Increase in Insurance Premiums.............................................    8
     Section 7.03 - Cancellation of Insurance..................................................    8
     Section 7.04 - Loss or Damage.............................................................    8
     Section 7.05 - Landlord's Insurance.......................................................    8
     Section 7.06 - Indemnification of the Landlord............................................    9

ARTICLE VIII - MAINTENANCE, REPAIRS AND ALTERATIONS
     Section 8.01 - Maintenance, Repairs and Alterations by the Tenant.........................    9
     Section 8.02 - Landlord's Approval of the Tenant's Repairs and Alterations................    9
     Section 8.03 - Maintenance, Repairs and Alterations by the Landlord.......................   10
     Section 8.04 - Removal and Restoration by the Tenant......................................   10
     Section 8.05 - Repair On Notice...........................................................   11
     Section 8.06 - Liens......................................................................   11
     Section 8.07 - Signs and Advertising......................................................   11
     Section 8.08 - Pest Extermination.........................................................   11

ARTICLE IX - DAMAGE AND DESTRUCTION
     Section 9.01 - Destruction of the Leased Premises.........................................   11

     Section 9.02 - Destruction of the Building................................................   12
     Section 9.03 - Expropriation..............................................................   12
     Section 9.04 - Architect's Certificate....................................................   13

ARTICLE X - TRANSFER AND SALE
     Section 10.01 - Assignment and Subletting.................................................   13
     Section 10.02 - Permitted Transfers.......................................................   14
     Section 10.03 - Increased Rental On Subletting or Assignment..............................   14
     Section 10.04 - No Advertising Of The Leased Premises.....................................   14
     Section 10.05 - Assignment by the Landlord................................................   14

ARTICLE XI - ACCESS AND ALTERATIONS
     Section 11.01 - Right of Entry............................................................   14

ARTICLE XII - STATUS STATEMENT, ATTORNMENT AND SUBORDINATION
     Section 12.01 - Status Statement..........................................................   15
     Section 12.02 - Subordination and Attornment..............................................   15
     Section 12.03 - Attorney..................................................................   15
     Section 12.04 - Financial Information.....................................................   15

ARTICLE XIII - DEFAULT
     Section 13.01 - Right to Re-enter.........................................................   16
     Section 13.02 - Right to Relet............................................................   16
     Section 13.03 - Expenses..................................................................   17
     Section 13.04 - Waiver of Exemption from Distress.........................................   17
     Section 13.05 - Landlord's Rights.........................................................   17
     Section 13.06 - Rent Past Due.............................................................   17
     Section 13.07 - Security  Deposit.........................................................   17
     Section 13.08 - Remedies Generally........................................................   17

ARTICLE XIV -  MISCELLANEOUS
     Section 14.01 - Rules and Regulations.....................................................   18
     Section 14.02 - Intent and Interpretation.................................................   18
     Section 14.03 - Overholding...............................................................   18
     Section 14.04 - Successors................................................................   18
     Section 14.05 - Tenant Partnership........................................................   18
     Section 14.06 - Waiver....................................................................   18
     Section 14.07 - Accord and Satisfaction...................................................   19
     Section 14.08 - Unavoidable Delay.........................................................   19
     Section 14.09 - Notices...................................................................   19
     Section 14.10 - Registration..............................................................   19
     Section 14.11 - Directory Board...........................................................   19
     Section 14.12 - Survival of Covenants.....................................................   19
     Section 14.13 - The Planning Act..........................................................   19
     Section 14.14 - Demolition................................................................   19
     Section 14.15 - Quiet Enjoyment...........................................................   20
     Section 14.16 - Obligations As Covenants..................................................   20
     Section 14.17 - Captions And Section Numbers..............................................   20
     Section 14.18 - Extended Meanings.........................................................   20
     Section 14.19 - Partial Invalidity........................................................   20
     Section 14.20 - Entire Agreement..........................................................   20
     Section 14.21 - Governing Law.............................................................   21
     Section 14.22 - Time Of The Essence.......................................................   21

SCHEDULE A
     LEGAL DESCRIPTION OF LANDS................................................................    1

SCHEDULE B
     FLOOR PLAN................................................................................    1

SCHEDULE C
     CONSTRUCTION OF THE LEASED PREMISES.......................................................    1

SCHEDULE D
     METHOD OF FLOOR MEASUREMENT...............................................................    1

SCHEDULE E
     RULES AND REGULATIONS.....................................................................    1

SCHEDULE F
     DEFINITIONS...............................................................................    1

SCHEDULE G
     SPECIAL PROVISIONS........................................................................    1

THIS LEASE made this 1st day of February, 2000,

B  E  T  W  E  E  N:

                  EMERY PLACE LIMITED PARTNERSHIP, a limited partnership formed under the laws of the Province of Ontario,

                  hereinafter called the "Landlord"

                                                               OF THE FIRST PART

                                    - and -


                  IRONSIDE TECHNOLOGIES INC a corporation
                  incorporated under an ordinance of the Yukon Territory

                  hereinafter called the "Tenant"

                                                              OF THE SECOND PART


ARTICLE I - DEFINITIONS, LEASED PREMISES, TERM AND CONSTRUCTION
            ---------------------------------------------------

Section 1.01 - Definitions

The parties hereto agree that when used in this Lease or in any Schedule or Rider attached to this Lease, the words or expressions set forth in Schedule "F" hereto annexed shall have the meaning therein set forth.

Section 1.02 - Leased Premises

The Landlord leases to the Tenant and the Tenant leases from the Landlord the premises (hereinafter called the "Leased Premises") which are designated as Suite No. 200, located on the 2nd floor of the Building and are shown outlined in red on the floor plan attached as Schedule "B". The Net Rentable Area of the Leased Premises is approximately six thousand nine hundred and sixty (6,960) square feet and the Gross Floor Area of the Leased Premises is approximately eight thousand (8,000) square feet and has been or will be measured in accordance with Schedule "D". The Leased Premises exclude any part of the exterior face of the Building.

Section 1.03 - Use of Additional Areas

The Tenant's use of the Leased Premises includes the non-exclusive and non-transferable right of the Tenant and persons having business with the Tenant, in common with the Landlord and all others entitled, to the use of those Common Areas and Facilities as are required incidental to the Tenant's business operations.

Section 1.04 - Grant and Term

The Tenant shall, subject to this Lease, have and hold the Leased Premises during the Term (herein referred to as the "Term"), which is the period of five
(5) years, commencing on February 15, 2000, (the "Commencement Date") and expiring on February 14, 2005.

Section 1.05 - Tenant's Construction Work

(a) The Tenant acknowledges that it accepts the Leased Premises on an "as is" basis and that the Tenant will be solely responsible for all alterations, renovations, improvements and decorations of or to the Leased Premises which will be completed by the Tenant at its sole cost in accordance with the terms of this Lease.

(b) The Tenant will complete the work designated as "Tenant's Work" in accordance with Schedule "C" and will pay, as Additional Rent, any charges specified in that Schedule.

(c)  During the Fixturing Period, if any, the Tenant will:

     (i) perform the Tenant's Work and cause its employees and contractors to do their work so as not to interfere with the Landlord's contractors and employees in the completion of the Landlord's Work or with work being done by the Landlord or others in the Building, and

     (ii) be bound by all provisions of this Lease, except those requiring payment of Basic Rent and any payments on account of Additional Rent. Basic Rent and payments on account of Additional Rent will commence being payable at the end of the Fixturing Period.

(d) The Tenant will examine the Leased Premises before taking possession and unless the Tenant furnishes the Landlord with written notice specifying any defects within ten (10) days after taking possession of the Leased Premises, the Tenant will be deemed to have examined the Leased Premises and to have agreed that they are in good order. There is no promise, representation or undertaking by or binding upon the Landlord with respect to any alteration, remodelling or redecorating of or installation of equipment or fixtures in the Leased Premises, unless expressly set forth in this Lease.

(e)  If there is a dispute as to:

     (i) the availability of the Leased Premises for possession by the Tenant, or

     (ii)  the Gross Floor Area of the Leased Premises, or

     (iii) the Net Rentable Area of the Leased Premises, or

     (iv)  the Net Rentable Area of the Building, or

     (v)   the Gross Floor Area of the Building,

a certificate of the Landlord's Surveyor, Engineer or Architect will be final and binding on the Landlord and the Tenant and the Indemnifier, if any.

(f) Subject to the provisions of that portion of Schedule "C" entitled "Procedures", if there is a delay in the date upon which the Leased Premises are made available to the Tenant, the Commencement Date will be postponed from time to time as may be required and the Tenant will not be entitled to any compensation or damages resulting from this postponement.

ARTICLE II - RENT
             ----

Section 2.01 - Covenant to Pay

The Tenant will pay Basic Rent and Additional Rent, as herein provided.

Section 2.02 - Basic Rent

The Tenant will throughout the Term pay the Landlord as Basic Rent, at the office of the Landlord, or at such other place designated by the Landlord, in lawful money of Canada, without any prior demand therefor and without any deduction, abatement, set-off or compensation whatsoever, as Basic Rent, the annual amounts set out in the following table based upon annual rates per square foot of the Gross Floor Area of the Leased Premises set out in the following table (subject to adjustment from time to time as the Gross Floor Area of the Leased Premises changes throughout the Term, as provided in Schedule "D") plus goods and services tax. Basic Rent is payable in advance in equal consecutive instalments on the first day of each calendar month of each Rental Year, in the monthly amounts set out in the following table, and will be prorated on a daily basis for any fractional portion of a month at the beginning or end of the Term. The table is as follows:

Period of Time    Rent per square foot   Annual Basic Rent    Monthly Basic Rent

1.  Years 1 - 3   $10.00                 $80,000.00           $6,666.67

2.  Years 4 - 5   $12.00                 $96,000.00           $8,000.00


If the Commencement Date is on a day other than the first day of the calendar month, then the Tenant shall pay, upon the Commencement Date, a portion of the Basic Rent pro-rated on a per diem basis from the Commencement Date to the end of the month in which the Commencement Date occurs, based upon a period of three hundred and sixty-five (365) days.

Section 2.03 - Advance Rent

The Landlord acknowledges receipt of twenty-five thousand dollars ($25,000.00) (the "Advance Rent") to be held without interest by the Landlord and applied on account of the Rent first payable under this Lease.

Section 2.04 - INTENTIONALLY DELETED

ARTICLE III - TAXES AND OPERATING COSTS
              -------------------------

Section 3.01 - Taxes Payable by the Landlord

Subject to the provisions of Section 3.02 hereof, the Landlord will pay directly to the appropriate taxing authority all Taxes which are levied, rated, charged or assessed against the Building or any part thereof. The Landlord may, nevertheless, withhold or defer payment of any such Taxes or defer compliance with any statute, law, by-law, regulation or ordinance in connection with the levying of any such Taxes, in each case to the fullest extent permitted by law, so long as it diligently prosecutes any contest or appeal of any such Taxes.

Section 3.02 - Taxes Payable by the Tenant

(a) The Tenant will pay to the Landlord, in accordance with Section 3.06 hereof, its Proportionate Share of all Taxes which are from time to time levied, rated, charged or assessed against the Building and every part thereof, including the Common Areas and Facilities.

(b) If the Landlord, acting equitably, determines that as a result of the construction or installation of improvements in the Leased Premises, the use of the Leased Premises or the particular location of the Leased Premises within the Building, the Tenant's Proportionate Share of Taxes does not accurately reflect the proper share of Taxes which should, in the Landlord's reasonable opinion, be payable by the Tenant, then the Landlord may increase or decrease the Tenant's Proportionate Share of Taxes and the Tenant will pay that adjusted amount of Taxes rather than the Proportionate Share set out in Section 3.02(a).

(c) If there is a separate tax bill or assessment for Taxes for the Leased Premises, the Tenant will, if the Landlord requests, in lieu of paying its Proportionate Share as set out in Section 3.02(a), pay:

     (i)  all Taxes specified by that separate bill and assessment, and

     (ii) its proportionate Share of all Taxes levied or assessed against or allocated by the Landlord to the Common Areas and Facilities.

The Tenant shall promptly provide the Landlord with any separate tax bills or separate assessment notices for the Leased Premises and shall promptly deliver to the Landlord receipts evidencing the payment of all such Taxes payable directly to any such taxing authority and furnish such other information in connection with all such Taxes as the Landlord reasonably requires. If the Tenant is prohibited from paying its Proportionate Share of Taxes directly to the Landlord, as aforesaid, and if as a result, the amount which the Tenant has actually paid to the taxing authority during the Rental Year in question exceeds or is exceeded by the Tenant's Proportionate Share of Taxes, there will be an adjustment between the parties and (i) the Tenant will pay to the Landlord, within twenty (20) days after the final tax bills are issued for such Rental Year, the amount by which the Tenant's Proportionate Share of Taxes for such Rental Year exceeds the amount of Taxes actually paid to the taxing authority by the Tenant, or (ii) the Landlord will pay to the Tenant, upon receipt of satisfactory evidence from the Tenant that the Tenant has paid the final tax bill for such Rental Year the amount by which the Taxes actually paid to the taxing authority by the Tenant exceeds the Tenant's Proportionate Share of Taxes for such Rental Year.

Section 3.03 - Business Taxes And Other Taxes of the Tenant

The Tenant will pay to the lawful taxing authority or authorities or to the Landlord, as the Landlord may from time to time direct, all business taxes, personal property taxes, license fees, rates, duties, assessments or other similar rates and assessments levied or assessed against or in relation to the Tenant's business, assets and improvements in the Leased Premises or those of any other person occupying the Leased Premises (collectively "Business Taxes"). Business Taxes include all such taxes, fees, rates and assessments and whether, in any case, any such taxes, rates, duties, assessments or license fees are rated, charged or assessed by any federal, provincial, municipal, school or other body during the Term. Business Taxes include all such taxes, fees, rates and assessments which may in the future be levied against the Landlord on account of its ownership of or interest in the Building or may in the future be levied, charged or assessed in addition to or in replacement of any Business Taxes charged or in effect as of the Commencement Date. If there are not separate tax bills provided for Business Taxes, the Tenant shall pay its Proportionate Share of all Business Taxes with respect to the entire Building.

In addition to the Taxes hereinbefore set out, the Tenant shall pay as Additional Rent to the Landlord, at the same time or times as the Tenant shall make payment of either or both of Basic Rent and/or Additional Rent, all Goods and Services Tax payable with respect to such Basic Rent and/or Additional Rent pursuant to the Excise Tax Act (Canada).

Section 3.04 - Tenant's Responsibility

The Tenant will deliver to the Landlord:

(a)     receipts for the payment of all Business Taxes;

(b)     notices of any assessments of Business Taxes; and

(c) any additional information in connection with Business Taxes which the Landlord reasonably requests;

in each case, within five (5) days after request by the Landlord. In addition, the Tenant will deliver to the Landlord, at least ten (10) days prior to the last day permitted for filing an appeal, notice of any appeal or contestation which the Tenant intends to institute with respect to Taxes or Business Taxes and the Tenant will consult with the Landlord and obtain the prior written approval of the Landlord with respect to any appeal or contestation. If the Tenant obtains the approval of the Landlord, as aforesaid, the Tenant shall deliver to the Landlord such security for the payment of such Taxes or Business Taxes as the Landlord deems advisable and the Tenant shall diligently prosecute any such appeal or contestation to a speedy resolution and shall keep the Landlord informed of its progress in that regard from time to time. The Tenant will indemnify the Landlord and hold the Landlord harmless from and against the payment of all losses, costs, charges and expenses, including any increase in Taxes or Business Taxes relating to the Leased Premises or the Building, which arise directly or indirectly out of any appeal or contestation by the Tenant of Taxes or Business Taxes.

Section 3.05 - Tenant's Proportionate Share of Operating Costs

The Tenant will pay, in accordance with Section 3.06, as Additional Rent the Tenant's Proportionate Share of Operating Costs, as defined in Schedule "F".

Section 3.06 - Payment of Taxes and Operating Costs

(a) The amounts payable by the Tenant under Sections 3.02 and 3.05 may be estimated from time to time by the Landlord and the Tenant agrees to pay to the Landlord the Tenant's Proportionate Share thereof. The Landlord estimates that the Operating Costs and Realty Taxes for the Leased Premises for 1999 are Seven Dollars and Thirty Eight Cents ($7.38) per square foot plus G.S.T. This is an estimation only and the Landlord makes no representations or warranties with respect to the accuracy of this estimation. Operating Costs and Taxes, as reasonably estimated by the Landlord from time to time,shall be paid in monthly instalments, in advance on the same dates, at the same time and in the same manner as Basic Rent and the failure of the Tenant to pay the Tenant's Proportionate Share of Taxes or Operating Costs shall entitle the Landlord to the same remedies as if the Tenant were in default of payment of Basic Rent. The Landlord's estimate of Taxes or Business Taxes, if payable to the Landlord, or both of them may be such that, by the due date of the last instalment of taxes payable to the Municipality with respect to the Building, the Landlord will have received from the Tenant the full amount of the Tenant's Proportionate Share of Taxes or Business Taxes for the then current calendar year. The Landlord's estimates may be revised from time to time and as soon as the Landlord has received bills for Taxes, Business Taxes and Operating Costs, the Landlord may bill the Tenant for the Tenant's Proportionate Share thereof and the Tenant will pay as Additional Rent the amounts billed less all amounts previously paid by the Tenant in accordance with the estimates.

(b) Within a reasonable period of time after the end of the period for which the estimated payments of Taxes, Business Taxes and Operating Costs have been made, the Landlord will determine and shall advise the Tenant of the exact amount of the Tenant's Proportionate Share of Taxes, Business Taxes and Operating Costs respectively and, if necessary, an adjustment will be made between the parties within fifteen (15) days after the Tenant has been advised of the actual amount of Taxes, Business Taxes or Operating Costs.

ARTICLE IV - BUILDING CONTROL AND SERVICES
             -----------------------------

Section 4.01 - Control of the Building

(a) The Landlord will operate and maintain the Building in such manner as would a prudent Landlord of a similar type of building having regard to size, age and location.

(b) The Building is at all times subject to the exclusive control, management and operation of the Landlord. The Landlord has the right, in its control, management and operation of the Building, to perform all acts which, in the use of reasonable business judgement, the Landlord determines advisable for the efficient and proper operation of the Building and the Lands. This includes, without limitation:

     (i) obstructing or closing off all or any part of the Building or the Lands for the purpose of maintenance, repair or construction;

     (ii) from time to time, change the area, level, location, arrangement or use of the Building or any part thereof, including the Common Areas and Facilities;

     (iii) employing all personnel necessary for the operation of the Building and the Lands. The Tenant acknowledges that the Building and the Lands may be managed by any persons designated by the Landlord;

     (iv) constructing other improvements on other portions of the Lands and making alterations, additions, subtractions or rearrangements, building additional storeys and constructing facilities on, within, adjoining or proximate to the Building and the Lands; and

     (v) relocate or rearrange the various buildings, parking areas and other parts of the Building from those existing at the Commencement Date or, prior to the Commencement Date, relocate or rearrange the Leased Premises from that shown on Schedule "B". The Tenant hereby acknowledges that the sole purpose of Schedule "B" is to show the approximate location of the Leased Premises.

(c) The Landlord may, from time to time, prohibit the Tenant and its employees, suppliers and customers from parking anywhere on the Lands. If the Landlord designates tenant parking areas on the Lands or elsewhere, the Tenant and its employees shall park their vehicles only in such parking areas. The Tenant shall furnish the Landlord, upon request, with the current license numbers of all vehicles owned or used by the Tenant and its employees and the Tenant shall, thereafter, notify the Landlord of any changes within five (5) days after any such change occurs. If the Tenant or its employees park their vehicles in any such prohibited parking areas, the Landlord, in addition to all rights and remedies hereunder, shall have the right to charge the Tenant a per diem fee per vehicle parked in any area other than a designated area. Such fee is payable as Additional Rent on demand. The Landlord reserves the right to impose reasonable charges upon any Person (including the general public) for the use of the parking facilities. Notwithstanding the foregoing, the existing parking for the Building is 3.3 surface parking stalls per thousand square feet of Rentable Area at no charge.

Notwithstanding anything contained in this Lease, it is understood and agreed that if as a result of the exercise by the Landlord of its rights set out in this Section 4.01, the Common Areas and Facilities are diminished or altered in any manner whatsoever, the Landlord is not subject to any liability, nor is the Tenant entitled to any compensation or diminution or abatement of Rent nor is any alteration or diminution of the Common Areas and Facilities deemed constructive or actual eviction or a breach of any covenant for quiet enjoyment contained in this Lease.

(d) The Landlord will, in the exercise of its rights conferred under Section 4.01, proceed as expeditiously as possible to minimize interference with the Tenant's business.

Section 4.02 - Landlord's Services

(a) The Landlord will furnish, except temporarily when repairs are being made, elevator service within the Building, at all times in common with others.

(b) The Landlord will make water and electricity available in normal quantities. If the Tenant's equipment requires utilities in excess of normal quantities, facilities to supply the excess quantities or to meter or otherwise monitor the Tenant's consumption thereof, if available, may, at the Landlord's sole option, be provided by the Landlord, at the expense of the Tenant, such expense to be payable as Additional Rent.

(c) The Landlord will provide heating and air-conditioning to the Leased Premises during Normal Business Hours, when determined necessary by the Landlord, to maintain the Leased Premises at a temperature adequate for reasonable occupancy. The Landlord will have no responsibility or liability for failure to supply heating or air-conditioning services when stopped for temporary repairs or maintenance or by strikes or other causes beyond the Landlord's reasonable control.

ARTICLE V - UTILITIES
            ---------

Section 5.01 - Charges for Utilities

(a) The Tenant shall be solely responsible for and shall promptly pay to the Landlord, or as the Landlord otherwise directs, in the manner hereinafter provided as Additional Rent, the aggregate, without duplication, of:

     (i) all electricity, water and steam charges and other utility charges applicable to the Leased Premises (the "Utilities");

     (ii) the costs of any other charges levied or assessed in lieu of or in addition to such Utilities as determined by the Landlord including, without limitation, the equitable allocation to the Leased Premises of any additional charge, as determined by the Landlord, for the excess supply to and usage of water, electricity, steam and other utilities in the Leased Premises.

     The charges for the Utilities shall be included in Operating Costs unless the Landlord determines that the Tenant shall pay an additional charge for the supply to the Tenant and usage of water, electricity, steam and other Utilities in the Leased Premises in excess of the standard usage of general office premises in the Building, in which event the additional charge for Utilities shall be calculated on the basis of the Net Rentable Area of the Leased Premises, together with an administration fee of fifteen percent (15%) of the additional charge and the additional charge and administration fee shall be payable within five (5) days after invoicing. If the public utility rate and other taxes and charges in connection therewith for the supply of electric current or other utilities to the Building is increased or decreased during the Term, the charges for same, payable as Additional Rent pursuant to this Lease, shall be equitably adjusted and the decision of the Landlord, acting reasonably, shall be final and binding upon the parties hereto with respect to any such adjustments of the Additional Rent payable and the Tenant agrees to pay such increased charges on demand as Additional Rent.

(b) The Landlord will have the exclusive right to attend to any replacement of electric light bulbs, tubes and ballasts in the Leased Premises throughout the Term on the basis determined by the Landlord in accordance with good commercial practice.

The Tenant will pay a monthly charge (subject to adjustment based on actual costs) per bulb, tube and ballast on account of the cost of replacement. If the Landlord elects not to relamp and reballast, then the replacement of electric light bulbs, tubes and ballasts in the Leased Premises will be undertaken by the Landlord at such time as they actually burn out and after notice from the Tenant that replacement is required. In such last mentioned event, the cost of replacement and installation will be paid by the Tenant within five (5) days after invoicing.

(c)  The Tenant shall pay for:

     (i) the cost of any metering which the Tenant requests the Landlord to install in the Leased Premises or the Building or which the Landlord wishes to install in the Building for the purpose of assisting in determining the consumption of any Utility (including electricity and water) in the Leased Premises; and

     (ii) any other costs incurred by the Landlord in determining or allocating the additional charge for Utilities, including without limitation, professional engineering and consulting fees.

Section 5.02 - Heating, Ventilating And Air-Conditioning

The Landlord shall maintain in the Leased Premises conditions of reasonable temperature and comfort during Normal Business Hours in accordance with standards of interior climate control generally pertaining at the date of this Lease applicable to normal occupancy of premises for office purposes, such conditions to be maintained by means of a system for heating and cooling, humidifying and dehumidifying, filtering and circulating air and processed air and, subject to what is hereinafter set forth, the cost thereof shall be included in Operating Costs. The Landlord shall not be responsible for any inadequacy of performance of the said system if the number of persons per square foot of floor area or the amount of electrical power consumed in the Leased Premises exceeds the guidelines set out in the Landlord's design criteria or if the Tenant installs partitions or other installations in locations which interfere with the proper operation of the system of interior climate control or if the window coverings on exterior windows are not kept fully closed while the windows are exposed to direct sunlight. If the use of the Leased Premises does not accord with the aforementioned requirements and changes in the system are (in the reasonable opinion of the Landlord) desirable to accommodate such use the Landlord may make such changes and the entire expense of such changes plus fifteen percent (15%) thereof as an administration and supervision charge will be reimbursed by the Tenant to the Landlord and shall be recoverable by the Landlord as if the same were Additional Rent reserved and in arrears. If, in the opinion of the Landlord, such changes result in maintenance costs or operating costs in excess of those which would have occurred had such changes not been made, the Landlord may estimate the amount of such excess on a reasonable basis and such amount shall not be included in Operating Costs but shall be paid by the Tenant to the Landlord as Additional Rent reserved and shall be recoverable as if the same were in arrears.

ARTICLE VI - USE OF THE LEASED PREMISES
             --------------------------

Section 6.01 - Use of the Leased Premises

The Leased Premises will be used solely for the purpose of business offices and for no other purpose. The Tenant acknowledges that it is only one of the many tenants of the Lands and accordingly will conduct its business in the Leased Premises in a reputable and first-class manner and in the best interests of the Building as a whole. Any business, conduct or practice carried on by the Tenant which, in the Landlord's reasonable opinion, may harm the business or reputation of the Landlord or reflect unfavourably on the Building or its tenants, will be immediately discontinued by the Tenant at the request of the Landlord.

Section 6.02 - Observance of Law

The Tenant will, at its expense, and subject to Section 8.02:

(a) comply with all provisions of law including, without limitation, all statutes, regulations, by-laws, ordinances and other requirements of municipal, provincial, federal and other governmental bodies, agencies or departments which now or hereafter pertain to or affect the Leased Premises or require or govern the making of any repairs, alterations, improvements or other changes of or to the Leased Premises or the Tenant's use of it;

(b) obtain all necessary permits, licenses and approvals, including occupancy permission, relating to the use of the Leased Premises and the conduct of business therein;

(c) co-operate with the Landlord in and comply with the Landlord's requests and with all laws, by-laws, regulations and orders relating to the conservation of all forms of energy serving the Building;

(d) observe and comply with all police, fire and sanitary regulations imposed by any governmental authorities (whether federal, provincial or municipal), or made by fire insurance underwriters or by the Insurer's Advisory Organization or any successor thereto; and

(e) carry out all modifications, alterations, or changes of or to the Leased Premises and the Tenant's conduct of business in or use of the Leased Premises which are required by any such authorities as set out above.

ARTICLE VII - INSURANCE AND INDEMNITY
-----------   -----------------------

Section 7.01 - Tenant's Insurance

(a) The Tenant will, at its expense, take out and maintain in full force and effect and in the names of the Tenant, the Landlord and the Mortgagee, as their respective interests may appear, the following insurance:

     (i) fire and standard extended perils insurance coverage, including sprinkler leakages, vehicle impact and collapse, insofar as any collapse occurs as a result of the negligence of the Tenant or any officers, employees, servants, agents, customers, invitees or licensees of the Tenant, in an amount equal to the full replacement cost of all improvements, equipment and chattels in or serving the Leased Premises or for which the Tenant is legally liable, together with, if applicable, standard broad form boiler and machinery insurance covering, as a minimum, all boilers, pressure vessels, air-conditioning equipment and miscellaneous electrical apparatus in or serving the Leased Premises;

     (ii) Comprehensive general liability insurance, including personal injury liability, contractual liability, employers' liability, non-owned automobile liability and owners' and contractors' protective insurance coverage, with such coverage to include the activities and operations of the Tenant and any other person in or at the Leased Premises or performing work for the Tenant and all others for whom the Tenant is in law responsible in any other part of the Building and the Lands. The aforesaid policies will:

            (A) be written on a comprehensive basis with inclusive limits of not less than two million dollars ($2,000,000.00) for bodily injury to any one or more persons or property damage or such higher limits or covering such other risks as the Landlord, acting reasonably, or the Mortgagee requires from time to time; and

            (B) contain severability of interests and cross-liability clauses;

     (iii) tenant's legal liability insurance for the actual cash value of the Leased Premises, including loss of use thereof;

     (iv) business interruption insurance in such amount as will reimburse the Tenant for direct or indirect loss of earnings attributable to all perils insured against in clause 7.01(a)(i) above, when applicable, and other perils commonly insured against by prudent tenants or attributable to prevention of access to the Leased Premises or to the Building as a result of such perils;

     (v) any other form of insurance as the Tenant or the Landlord, acting reasonably, or the Mortgagee requires from time to time.

(b)  The Tenant's policies will:

     (i) contain the Mortgagee's standard mortgage clause and contain a waiver of any subrogation rights which the Tenant's insurers may have against the Landlord and those for whom the Landlord is in law responsible, whether the damage is caused by the act, omission or negligence of the Landlord or those for whom the Landlord is in law responsible;

     (ii) be taken out with insurers reasonably acceptable to the Landlord and the Mortgagee and in a form reasonably satisfactory to the Landlord;

     (iii) be non-contributing with and apply only as primary and not as excess to any other insurance available to the Landlord;

     (iv) not be invalidated as respects the interests of the Landlord and the Mortgagee by reason of any breach or violation of any warranties, representations, declarations or conditions contained in the policies; and

     (v) contain an undertaking by the insurer or insurers to notify the Landlord and the Mortgagee in writing not less than thirty (30) days prior to any material change, cancellation or termination.

The Tenant agrees that either certified copies of the aforesaid insurance policies or certificates of insurance, as may be acceptable to the Landlord, will be delivered to the Landlord as soon as practicable after the placing of the required insurance.

(c) If there is damage or destruction to the leasehold improvements in the Leased Premises, the Tenant will use the insurance proceeds for the sole purpose of repairing or restoring the leasehold improvements. If there is damage to or destruction of the Building entitling the Landlord to terminate this Lease under
Section 9.02, then, if the Leased Premises have also been damaged or destroyed, the Tenant will pay the Landlord all of its insurance proceeds relating to the leasehold improvements and if the Leased Premises have not been damaged or destroyed, the Tenant shall, upon demand, deliver to the Landlord, in accordance with this Lease, the leasehold improvements and the Leased Premises.

(d) The Tenant agrees that if the Tenant fails to take out or to maintain in force any such insurance referred to in this Section 7.01 or should any such insurance not be approved by either the Landlord or the Mortgagee and should the Tenant not commence to diligently rectify (and thereafter proceed diligently to rectify) the situation within forty-eight (48) hours after written notice by the Landlord to the Tenant (stating if the Landlord or the Mortgagee does not approve of such insurance, the reasons therefor), the Landlord has the right, without assuming any obligation in connection therewith, to effect such insurance at the sole cost of the Tenant and all outlays by the Landlord shall be immediately paid by the Tenant to the Landlord as Additional Rent on the first day of the next month following said payment by the Landlord, without prejudice to any other rights and remedies of the Landlord under this Lease or otherwise.

Section 7.02 - Increase in Insurance Premiums

If:

(a)  the occupancy of the Leased Premises;

(b)  the conduct of business in the Leased Premises; or

(c) any acts or omissions of the Tenant in or on the Building, the Lands or the Leased Premises

causes or results in any increase in premiums for the insurance carried from time to time by the Landlord with respect to the Building and the Lands, the Tenant will pay the increase in premiums within five (5) days after invoices for additional premiums are rendered by the Landlord.

Section 7.03 - Cancellation of Insurance

If any insurance policy in respect of the Building or the Lands is cancelled or threatened by the insurer or insurers to be cancelled or the coverage reduced by the insurer by reason of the use and occupation of the Leased Premises and if the Tenant fails to remedy the condition giving rise to cancellation, threatened cancellation or reduction of coverage within forty-eight (48) hours after notice by the Landlord, the Landlord may, at its option, either:

(a) exercise its rights of re-entry including termination under Article XIII, or

(b) at the Tenant's expense, enter upon the Leased Premises and remedy the condition giving rise to the cancellation, threatened cancellation or reduction.

Section 7.04 - Loss or Damage

The Landlord shall not be liable for any death or injury arising from or out of any occurrence in, upon, at or relating to the Building or the Lands or damage to property of the Tenant or of others wherever located, whether or not resulting from

(a) the negligence of the Landlord or those for whom it may in law be responsible,

(b)  the exercise by the Landlord of any of its rights under this Lease, or

(c) by Landlord's failure to supply any services, facilities or Utilities required by this Lease.

This exculpation of the Landlord from liability extends to and includes all damages, direct, indirect or consequential, damages for personal discomfort, illness, inconvenience, damage to health, injury, damage to property or other loss resulting from any cause including, without limitation, fire, explosion, falling plaster, falling ceiling tile, falling ceiling fixtures and diffuser coverings, steam, gas, electricity, water, rain, flood, snow or leaks from any part of the Building, including pipes, sprinklers, appliances, plumbing works, roofs, windows or the subsurface of any floor or ceiling of the Building or from portions of the Lands or any lands adjoining the Building. The intent of this
Section is that the Tenant (and all employees, customers and other persons having business with the Tenant) is to look solely to its insurers to satisfy any claim which may arise on account of death, injury, loss or damage, irrespective of its cause.

Section 7.05 - Landlord's Insurance

The Landlord shall at all times throughout the Term carry:

(a) insurance on the Building (including the foundations and excavations) and the equipment contained in or servicing the Building against damage by fire and extended perils;

(b) public liability and property damage insurance with respect to the Landlord's operations in the Building and on the Lands; and

(c) other forms of insurance considered advisable by the Landlord and its Mortgagee, in each case, in such reasonable amounts and with such reasonable deductions as would be carried by a prudent owner of a similar building.

Notwithstanding the Landlord's covenant and the Tenant's contribution to the cost of the Landlord's insurance premiums,

(a) the Tenant is not relieved of any liability arising from or contributed to by its negligence or its wilful acts or omission,

(b) no insurable interest or other benefit (including an implied waiver of subrogation from the Landlord's insurers) is conferred upon the Tenant under the Landlord's insurance policies, and

(c) the Tenant has no right to receive proceeds from the Landlord's insurance policies.

Section 7.06 - Indemnification of the Landlord

The Tenant will indemnify the Landlord and save it harmless from and against all loss including loss of rentals, claims, actions, damages, costs, liability and expense in connection with loss of life, personal injury, damage to property (including any portion of the Building and its equipment, machinery, services and improvements) or any other loss or injury whatsoever arising from or out of this Lease or any occurrence in the Leased Premises, or the Tenant's occupancy of the Leased Premises, the Building or the Lands or occasioned wholly or in part by any act or omission of the Tenant or by anyone permitted to be on the Leased Premises, the Building or the Lands by the Tenant. The Tenant's indemnity, however, will not extend to any matters to the extent contributed to by the negligent acts, but not negligent omissions, of the Landlord or those for whom the Landlord is in law responsible. If the Landlord is, without fault on its part, made a party to any litigation commenced by or against the Tenant, then the Tenant will protect, indemnify and hold the Landlord harmless and pay all expenses and reasonable legal fees incurred or paid by the Landlord in connection with such litigation or the threat thereof. The Tenant will also pay all costs, expenses and legal fees (on a solicitor and his own client basis) that may be incurred or paid by the Landlord or for which the Landlord is responsible in enforcing the terms, covenants and conditions in this Lease, unless a Court shall decide otherwise.

ARTICLE VIII - MAINTENANCE, REPAIRS AND ALTERATIONS
------------   ------------------------------------

Section 8.01 - Maintenance, Repairs and Alterations by the Tenant

(a) The Tenant will at all times, at its expense, maintain the whole of the Leased Premises including, without limitation, electrical, lighting, wiring, plumbing fixtures and equipment and the heating, ventilating and air-conditioning systems and equipment within or exclusively serving the Leased Premises in good order, first-class condition and repair, as determined by the Landlord, and the Tenant will make all needed repairs and replacements thereto and thereof with due diligence and dispatch, unless the Landlord informs the Tenant that the Landlord will do some or all of the aforesaid work, in which event the cost of the work done by the Landlord in this regard shall, at the option of the Landlord, either be paid by the Tenant upon the receipt of the Landlord's invoice therefor or be included in Operating Costs.

(b) The Tenant will leave the Leased Premises in a reasonably tidy condition at the end of each business day in order that the Landlord's cleaning services, if any such cleaning services are provided by the Landlord, can be performed.

(c) The Tenant will pay for the cost of replacement of glass broken on the Leased Premises including outside windows and doors of the perimeter of the Leased Premises.

(d) At the expiration or earlier termination of the Term, or any renewal thereof, the Tenant will surrender the Leased Premises to the Landlord in "as is" condition, which shall be the condition that the Tenant is required to maintain them throughout the Term, or any renewal thereof. The Tenant shall not be required to remove or restore any fixtures or leasehold improvements in the Leased Premises.

Section 8.02 - Landlord's Approval of the Tenant's Repairs and Alterations

(a) The Tenant will not make any repairs, alterations, replacements, decoration or improvements ("Alterations") to the whole or any part of the Leased Premises without first obtaining the Landlord's written approval. The Tenant will submit to the Landlord in document form:

     (i) details of the proposed work including professionally prepared drawings and specifications;

     (ii) any indemnification against liens which the Landlord reasonably requires; and

     (iii) evidence satisfactory to the Landlord that the Tenant has obtained, at its expense, all necessary consents, permits, licenses and inspections from all governmental and regulatory authorities having jurisdiction.

(b)  All Alterations will be performed:

     (i)    at the Tenant's expense;

     (ii) by competent workmen whose labour union affiliations are compatible with others employed by the Landlord and its contractors;

     (iii)   in a good and workmanlike manner;

     (iv) in accordance with the drawings and specifications approved by the Landlord; and

     (v) subject to the reasonable regulations, controls and inspection of the Landlord.

(c) Any Alterations made by the Tenant without the prior consent of the Landlord or not made in accordance with the drawings and specifications approved by the Landlord will, if requested by the Landlord, be promptly removed by the Tenant at the Tenant's expense. No Alterations may be permitted if the Landlord determines that they may weaken or endanger the structure of the Building, adversely affect the operation of or diminish the value of the Building or the Lands, affect the Landlord's coverage for zoning purposes or cause the Landlord to buy or provide additional parking spaces or make payments in lieu thereof.

(d) If, however, the proposed Alterations or any of them affect any part of the structure of the Building or any of the electrical, mechanical or other basic systems of the Building, the Alterations (or the appropriate portion of them) will be performed only by the Landlord, at the Tenant's expense and the Tenant will promptly reimburse the Landlord for the cost of the Alterations (including architectural and other consulting fees) plus fifteen percent (15%) of the total cost representing the Landlord's overhead and supervision.

(e) Forthwith after the completion of any Alterations, the Tenant will lodge with the Landlord "AS BUILT" plans and specifications setting forth a complete description of the Alterations as the same have been completed.

Section 8.03 - Maintenance, Repairs and Alterations by the Landlord

(a) The Landlord will maintain and repair the structure of the Building, including, without limitation, the foundations, exterior wall assemblies, including weather walls, sub-floor, roof, bearing wall and structural columns and beams of the Building and the mechanical, electrical and other basic systems of the Building, as would a prudent owner of a similar building. The cost of this maintenance, repairs and alterations will be included in Operating Costs. However, if the Landlord is required, due to the business carried on by the Tenant, to make structural repairs or replacements by reason of the application of laws, ordinances or other regulations of any governmental body or by reason of any act, omission or default of the Tenant or those for whom the Tenant is in law responsible, then the Tenant will be liable for the total cost of those repairs or replacements plus fifteen percent (15%) of the total cost representing the Landlord's overhead and supervision.

(b) If any elevator servicing the Building or if any mechanical or basic equipment, facilities or systems of the Building are damaged or destroyed or get out of repair, the Landlord will have a reasonable time in which to make the required repairs or replacements necessary for the resumption of the services to the Leased Premises (to the extent of the Landlord's obligation under this Lease) and the Tenant shall not be entitled to any compensation or damages, but if any of the foregoing items had become impaired, damaged or destroyed in any of the circumstances referred to in Section 8.03(c), then the Tenant will be responsible for the cost of repairing, restoring or making good the damage in accordance with the provisions of Section 8.03(c).

(c) If the Building or any part of it, or any equipment, machinery, facilities or improvements of the Building, or the roof or outside walls or any other structural portions of the Building require repair or replacement or become damaged or destroyed through the negligence, carelessness, misuse or other act of the Tenant or those for whom the Tenant is in law responsible or by any employee, customer or person having business with the Tenant or by the Tenant or those for whom it is in law responsible in any way stopping up or damaging the climate control, heating apparatus, water pipes, drainage pipes or other equipment or facilities or parts of the Building, then the costs of the resulting repairs, replacements or alteration plus a sum equal to fifteen percent (15%) of the cost will be paid by the Tenant to the Landlord within five
(5) days after presentation of an account.

(d) If any equipment installed by the Tenant requires additional electrical or mechanical facilities, the Landlord may, in its sole discretion, if they are available, elect to install them at the Tenant's expense and in accordance with plans and specifications to be approved in advance in writing by the Landlord.

Section 8.04 - Removal and Restoration by the Tenant

(a) All alterations, decorations, additions and improvements made by the Tenant or made by the Landlord on the Tenant's behalf (other than the Tenant's trade fixtures) immediately become the property of the Landlord upon affixation or installation and will not be removed from the Leased Premises at any time unless permitted or required by the Landlord. The Landlord is under no obligation to repair, maintain or insure these alterations, decorations, additions or improvements. The Tenant will, at the expiration of the Term, at its cost, remove those leasehold improvements and fixtures which the Landlord requires the Tenant to remove and will make good any damage to the Leased Premises or the Building resulting from their installation or removal.

(b) The Tenant may during the Term in the normal course of its business and with the prior written consent of the Landlord remove its trade fixtures, but only if they have become excess for the Tenant's purposes or if the Tenant is substituting new and similar trade fixtures and, in each case, only when the Tenant is not in default under the terms of this Lease. At the expiration of the Term, the Tenant will, at its own cost, remove all of its trade fixtures and will make good any damage to the Leased Premises or the Building caused as a result of their installation or removal. If the Tenant does not remove its trade fixtures at the end of the Term, the trade fixtures will, at the Landlord's option, become the property of the Landlord and may be removed from the Leased Premises and sold or disposed of by the Landlord in such manner as it deems advisable.

(c)  For greater certainty, the Tenant's trade fixtures exclude:

     (i) heating, ventilating or air-conditioning systems, facilities and equipment, if the same are required to service only the Leased Premises;

     (ii)  floor covering affixed to the floor of the Leased Premises;

     (iii) light fixtures;

     (iv)  internal stairways and doors, if any; and

     (v) any fixtures, facilities, equipment or installations existing in the Leased Premises when the Leased Premises were delivered to the Tenant or installed by or at the expense of the Landlord;

all of which are deemed to be leasehold improvements.

Section 8.05 - Repair On Notice

In addition to the obligations of the Tenant contained in this Article VIII, the Tenant shall effect all work referred to therein according to notice from the Landlord but failure to give notice shall not relieve the Tenant from its obligations under this Article VIII.

Section 8.06 - Liens

If any mechanics', construction or similar lien is made, filed or registered against title to the Building or the Lands or against the Tenant's leasehold interest as a result of any work, materials or services supplied or performed by or on behalf of the Tenant or otherwise in respect of the Leased Premises, the Tenant will discharge it forthwith at the Tenant's expense. If the Tenant fails to discharge the lien, then in addition to any other right or remedy of the Landlord, the Landlord may elect to discharge the lien by paying the amount claimed to be due and any additional amounts as may be required at law or otherwise, into Court or directly to the lien claimant and the amount paid by the Landlord and all costs and expenses including all solicitor's fees (on the basis of a solicitor and his own client) incurred as a result of the lien including, without limitation, procuring and registering its discharge will be immediately paid by the Tenant to the Landlord.

Section 8.07 - Signs and Advertising

The Tenant will not place or permit any notice, lettering or other signage on any part of the outside of the Building or the Leased Premises or anywhere in the interior of the Leased Premises which is visible from the outside of the Building or the Leased Premises. The Landlord may prescribe a uniform pattern of identification signs for tenants to be placed in the lobby of the Building and on the outside of the doors leading into the Building or the Leased Premises. All signage is to be supplied, installed and maintained by the Tenant at its sole cost. At the expiration of this Lease, the Tenant will remove all signs, pictures, advertisements, notices, letterings or decorations from the Leased Premises at the Tenant's expense and will promptly repair all damage caused by its installation and removal. Notwithstanding the foregoing, and subject to the Landlord's prior approval as to design, size, content and exact location, and provided that the Tenant is not in default under the terms of this Lease and continues to lease and occupy the Leased Premises in its entirety, the Tenant shall be permitted to place signage on the lobby directory (front and rear), at the entrance of the Leased Premises, on an outdoor monument sign (non-exclusively), and at the top of the east face of the Building.

Section 8.08 - Pest Extermination

In order to maintain satisfactory and uniform pest control throughout the Building, the Tenant shall engage for the Leased Premises at its cost such pest extermination contractor as the Landlord directs and at such intervals as the Landlord requires.

ARTICLE IX - DAMAGE AND DESTRUCTION
----------   ----------------------

Section 9.01 - Destruction of the Leased Premises

(a) If the Leased Premises are destroyed or damaged as a result of fire or other casualty, then if:

     (i) the Leased Premises are rendered wholly or partially untenantable, this Lease will continue in effect and the Landlord will commence diligently to restore the Leased Premises to the extent only of the Landlord's Work described in Schedule "C" and then only to the extent of the insurance proceeds actually received by the Landlord and only Basic Rent (but not Additional Rent, unless compensation from insurance proceeds for Additional Rent is received by the Landlord) will abate entirely or proportionately, as the case may be, to the portion of the area of the Leased Premises rendered untenantable from the date of the destruction or damage until the Landlord has completed its restoration work; or

     (ii) the Leased Premises are not rendered untenantable in whole or in part, this Lease will continue in effect and the Basic Rent and other amounts payable by the Tenant will not abate and the Landlord will commence diligently to restore the Leased Premises to the extent required by this Section 9.01(a).

(b) Notwithstanding Section 9.01(a), if the Leased Premises are damaged or destroyed by any cause whatsoever, and if, in the opinion of the Landlord reasonably arrived at, the Leased Premises cannot be rebuilt or made fit for the purposes of the Tenant within one hundred and eighty (180) days of the damage or destruction, the Landlord, instead of rebuilding or making the Leased Premises fit for the Tenant in accordance with Section 9.01(a), may, at its option, elect to terminate this Lease by giving the Tenant, within forty-five (45) days after the damage or destruction, notice of termination and thereupon Basic Rent and Additional Rent will be apportioned and paid to the date of damage or destruction. If, however, whether pursuant to Section 9.01(a) or if, pursuant to the provisions of the within Section 9.01(b), the Landlord elects to repair, reconstruct or rebuild the Building or any part thereof, the Landlord may use plans and specifications and working drawings other than those used in the original construction of the Building or any part thereof and nothing in this
Section 9.01 requires the Landlord to rebuild the Leased Premises in the condition and state that existed before the damage, but the Leased Premises, as re-built, will have reasonably similar facilities and services to those in the Leased Premises prior to the damage.

Section 9.02 - Destruction of the Building

(a)  Notwithstanding Section 9.01, if either:

     (i) during the last two (2) years of the Term, the Leased Premises are damaged or destroyed by any cause whatsoever, or

     (ii) at any time, twenty-five percent (25%) or more of the total amount of the Net Rentable Area of all rentable premises contained within the Building is damaged or destroyed (irrespective of whether the Leased Premises are damaged or destroyed)

and if, in the opinion of the Landlord reasonably arrived at, the damage or destruction cannot be rebuilt within one hundred and eighty (180) days of the damage or destruction, then, the Landlord may, at its option (to be exercised by written notice to the Tenant within sixty (60) days following the occurrence), elect to terminate this Lease. Basic Rent and Additional Rent will be payable without reduction or abatement subsequent to the destruction or damage and until the date of termination, unless the Leased Premises have been destroyed or damaged as well, in which event Section 9.01 will apply.

(b) If any part of the Building is destroyed or damaged and the Landlord does not elect to terminate this Lease, the Landlord will commence diligently to restore the Building, but only to the extent of the Landlord's responsibilities pursuant to the terms of the various leases for the premises in the Building, and exclusive of any tenant's responsibilities set out therein. If the Landlord elects to restore the Building, the Landlord may restore according to plans and specifications and working drawings other than those used in the original construction of the Building.

Section 9.03 - Expropriation

Both the Landlord and the Tenant agree to co-operate with the other regarding an expropriation of the Leased Premises, the Building or the Lands, or any part thereof, so that each may receive the maximum award to which they are respectively entitled at law. To the extent that any portion of the Lands or any portion of the Building other than the Leased Premises is expropriated, then the full proceeds accruing or awarded as a result will belong to the Landlord and the Tenant will abandon or assign to the Landlord any rights which the Tenant may have or acquire by operation of law to those proceeds or awards and will execute all such documents as in the opinion of the Landlord are necessary to give effect to this intention.

If at any time during the Term or any renewal thereof,

(a) more than twenty percent (20%) of the total of the Net Rentable Area of all rentable premises in the Building, or

(b) more than twenty percent (20%) of the area of the Common Areas and Facilities, excluding the parking areas, or

(c) more than twenty percent (20%) of the parking areas forming a part of the Building,

is acquired or expropriated by any lawful expropriating authority or if reasonable access to the Leased Premises is materially and adversely affected by any such acquisition or expropriation, then in any such event, at the option of the Landlord, this Lease shall cease and terminate as of the date of the interest acquired or expropriated vesting in such expropriating authority and the Tenant shall have no claim against the Landlord for the value of any unexpired Term or for damages or for any reason whatsoever. If the Landlord does not so elect to cancel this Lease by notice as aforesaid, this Lease shall continue in full force and effect without any reduction or abatement of Rent, provided that if any part of the Leased Premises is expropriated and as a result thereof the area of the Leased Premises is physically reduced, then from and after the date of such physical reduction, the Net Rentable Area of the Leased Premises shall be adjusted to take into account any such reduction in area and the Basic Rent payable by the Tenant pursuant to
Section 2.02 shall be adjusted on the basis of the rental rate set out therein.

Section 9.04 - Architect's Certificate

The certificate of the Architect or the Landlord's surveyor, who shall be an Ontario Land Surveyor, shall bind the parties as to (a) the percentage of the Net Rentable Area of rentable premises in the Building or the percentage of the area of the Common Areas and Facilities or of the parking facilities damaged or destroyed; (b) whether or not the Leased Premises are rendered untenantable and the extent of such untenantability; (c) the date upon which the Landlord's Work or Tenant's Work of reconstruction or repair is completed or substantially completed and the date when the Leased Premises are rendered tenantable; (d) the state of completion of any work of either the Landlord or the Tenant under this Lease; (e) whether reasonable access to the Leased Premises is materially and adversely affected by any such acquisition or expropriation; and (f) the percentage of the Net Rentable Area of rentable premises in the Building or the area of the Common Areas and Facilities or of the parking facilities which is acquired or expropriated pursuant to this Lease.

ARTICLE X - TRANSFER AND SALE
            -----------------

Section 10.01 - Assignment and Subletting

(a)  The Tenant will not:

     (i)   assign this Lease,

     (ii) sublet, share or part with possession of all or any part of the Leased Premises, nor

     (iii) mortgage or encumber this Lease or the Leased Premises, to or in favour of any person

(collectively, a "Transfer") without the prior written consent of the Landlord which consent will not be unreasonably withheld. However, notwithstanding any statutory provisions to the contrary, it will not be considered unreasonable for the Landlord to take into account the following factors in deciding whether to grant or withhold its consent:

           (A) whether the Transfer is contrary to any covenants or restrictions granted by the Landlord to other existing or prospective tenants or occupants of the Building;

           (B) whether, in the Landlord's opinion, the financial background, business history and capability of the Transferee is satisfactory; and

           (C)  whether the Landlord will have in the next ensuing period of one
                (1) month, other premises elsewhere in the Building which might be suitable for the needs of the Transferee.

The consent by the Landlord to any Transfer will not constitute a waiver of the necessity for consent to any subsequent Transfer. This restriction on Transfer includes a change in the direct or indirect effective voting control of the Tenant from the persons holding voting control at the date of this Lease (or if the Tenant is not a corporation, at the date of the assignment of this Lease to a corporation) and also includes an assignment by operation of law.

(b) If the Tenant intends to effect a Transfer, then the Tenant will give prior written notice to the Landlord of such intent, specifying the proposed assignee, subtenant, occupant or other person taking the Transfer (hereinbefore and hereinafter collectively called "Transferee") and will provide additional information including, without limitation, information concerning financial or business information relating to the Transferee. The Landlord will, within thirty (30) days after having received such notice and all necessary information, notify the Tenant in writing either that:

     (i)   it consents or does not consent to the Transfer; or

     (ii) it elects to cancel this Lease in preference to giving consent. If the Landlord elects to cancel this Lease, the Tenant will notify the Landlord in writing within fifteen (15) days thereafter of the Tenant's intention either to refrain from the Transfer or to accept the cancellation of this Lease. If the Tenant fails to deliver its notice within the 15 day period, this Lease will be terminated upon the expiration of the 15 day period. If the Tenant advises the Landlord it intends to refrain from the Transfer, then the Landlord's election to cancel this Lease will be void.

Notwithstanding that the Landlord elects not to consent to a proposed Transfer, the Tenant will pay the Landlord all legal costs incurred by the Landlord in connection with the requested Transfer.

(c) If there is a permitted Transfer, the Landlord may collect Rent from the Transferee and apply the net amount collected to the Rent required to be paid pursuant to this Lease, but no acceptance by the Landlord of any payments by a Transferee will be a waiver of the covenant of the Tenant to pay Rent and the acceptance of the Transferee as the occupant or an occupant of the Leased Premises shall not be deemed to be or shall not act as a release of the Tenant from the further performance by the Tenant of its covenants or obligations herein. Any document evidencing the Transfer will be prepared by the Landlord or its solicitors, will contain an agreement on behalf of the Transferee whereby it covenants directly with the Landlord to be bound by all of the terms, covenants and obligations in this Lease to be observed by the Tenant and all legal costs will be paid by the Tenant to the Landlord or its solicitors as Additional Rent. Notwithstanding a Transfer, the Tenant will be jointly and severally liable with the Transferee under all of the obligations of this Lease and will not be released from performing any of its obligations.

(d) If the Tenant receives consent under Section 10.01(a), it will be subject to the condition that the Basic Rent payable by the Transferee will be not less than the greatest of:

     (i) the Landlord's current posted rental rate for Leased Premises in the Building similar to the Leased Premises at the time of the Landlord's consent;

     (ii) the Basic Rent otherwise payable under the provisions of Section 2.02; or

     (iii) an amount equal to the Basic Rent payable for the twelve (12) calendar month period immediately preceding the Transfer increased to equal the amount obtained by multiplying that Basic Rent by a fraction which has as its numerator the C.P.I. for the last month immediately preceding the Transfer and as its denominator the C.P.I. for the month in which the last increase in Basic Rent has taken place under the provisions of Section 2.02 (or, if the Basic Rent has not increased since the Commencement Date, then the denominator will be the C.P.I. for the month in which the Commencement Date occurred).

Section 10.02 - Permitted Transfers

Notwithstanding Section 10.01, the Tenant may without the consent of the Landlord (but on prior written notice to the Landlord) effect a Transfer of this Lease to a corporation which is a subsidiary body corporate of the Tenant or the holding body corporate of the Tenant or a corporation which is affiliated with the Tenant (as those terms are defined in the Canada Business Corporations Act) so long as, in each case, the Transferee corporation retains that status. That portion of Section 10.01 placing restrictions on a change in the effective voting control of the Tenant will not apply so long as the Tenant is, at the time of the change, a corporation the shares of which are listed and traded on a recognized stock exchange in Canada or the United States.

Section 10.03 - Increased Rental On Subletting or Assignment

If the Tenant receives consent under Section 10.01(a), it is understood and agreed that the Landlord shall be entitled to receive for its own account any increase in the rental or Additional Rental required to be paid by the Transferee (calculated on a per square foot basis) in excess of the Rent payable by the Tenant under this Lease; provided, however, that if the Tenant makes any expenditure for Alterations to accommodate the occupancy of the Transferee, the Tenant shall be entitled to receive from the Transferee reimbursement of the cost of such Alterations amortized, with interest not exceeding the prime rate of the Bank of Nova Scotia as of the time of such Transfer, over the period of the sublease or the remainder of the Term but not including renewals thereof.

Section 10.04 - No Advertising Of The Leased Premises

The Tenant shall not advertise the whole or any part of the Leased Premises or this Lease for the purpose of a Transfer and shall not print, publish, post, display or broadcast any notice or advertisement to that effect and shall not permit any broker or other Person to do any of the foregoing, unless the complete text and format of any such notice, advertisement or offer is first approved in writing by the Landlord. Without in any way restricting or limiting the Landlord's right to refuse any text or format on other grounds, any text or format proposed by the Tenant shall not contain any reference to the rental rate of the Leased Premises.

Section 10.05 - Assignment by the Landlord

If there is a sale, Lease or other disposition by the Landlord of the Building or the Lands or any part thereof or the assignment by the Landlord of this Lease or any interest of the Landlord hereunder and to the extent that the purchaser or assignee assumes the covenants and obligations of the Landlord hereunder, the Landlord will, thereupon and without further agreement, be relieved of all further liability with respect to its covenants and obligations.

ARTICLE XI - ACCESS AND ALTERATIONS
             ----------------------

Section 11.01 - Right of Entry

(a) The Landlord and its agents have the right to enter the Leased Premises at all reasonable times (except in the event of an emergency, when the Landlord can enter at any time) to show them to prospective purchasers, lessees or mortgagees and to examine them and make repairs, alterations or changes to the Leased Premises, the Building or portions of the Lands as the Landlord considers necessary including, without limitation, repairs, alterations or changes to the pipes, conduits, wiring, ducts and other installations in the Leased Premises where necessary to serve another part of the Building. For that purpose, the Landlord may take all required material into the Leased Premises and may have access to the underfloor ducts and access panels to mechanical shafts and the Landlord has the right to check, calibrate, adjust and balance controls and other parts of the heating, ventilating and air-conditioning systems and equipment. The Rent will not abate while any repairs, alterations or changes are being made due to loss or interruption of the business of the Tenant or otherwise and the Landlord will not be liable for any damage, injury or death caused to any person or to the property of the Tenant or of others located on the Leased Premises as a result of the entry. If the Tenant is not present to permit an entry into the Leased Premises at the time that the entry is necessary, then the Landlord may, in the case of an emergency, forcibly enter the Leased Premises to exercise its rights under this Section.

(b) The Landlord and its agents have the right to enter the Leased Premises at all times to show them to prospective purchasers, lessees or mortgagees and during the twelve (12) months prior to the expiration of the Term and any renewal thereof, the Landlord may place upon the Leased Premises "For Rent" notices which the Tenant shall permit to remain thereon without molestation or complaint.

(c) Provided that the Leased Premises are vacant and the Tenant has provided the Landlord with confirmation of its insurance coverage as required by the terms of this Lease, the Tenant shall have access to the Leased Premises from the date of execution of this Lease until the Commencement Date without payment of Basic Rent, Operating Costs and Taxes prior to the Commencement Date and all other terms and conditions of this Lease shall apply and be in full force and effect.

ARTICLE XII - STATUS STATEMENT, ATTORNMENT AND SUBORDINATION
              ----------------------------------------------

Section 12.01 - Status Statement

Within ten (10) days after written request by the Landlord, the Tenant will deliver in a form supplied by the Landlord, a status statement or a certificate (which will be certified under corporate seal, if the Tenant is a corporation which executes documents under corporate seal, by the Tenant to be accurate) to any proposed purchaser, assignee, lessor, mortgagee or to any Person as may be directed by the Landlord or to the Landlord, which will contain such acknowledgements and information as is customarily called for in status statements and estoppel certificates delivered in conjunction with office tenancies together with any additional acknowledgements and information as the proposed purchaser, assignee, lessor or mortgagee requires.

Section 12.02 - Subordination and Attornment

(a) This Lease and the Tenant's rights hereunder are and will, at all times, be subordinate to encumbrances or any renewals or extensions thereof from time to time during the Term or any renewal or renewals thereof in existence against the Lands or the Building or both the Lands and the Building (or part thereof). Upon request, the Tenant shall subordinate this Lease and all of its rights hereunder in such form as the Landlord requires to any and all mortgages, trust deeds and the charge or lien resulting therefrom and to any instrument of any financing, refinancing or collateral financing and to all advances made or hereafter to be made upon the security thereof and, if requested, the Tenant shall attorn to the holder thereof or to the registered owner or owners of the Building.

(b) The Tenant shall, if possession is taken under or if any proceedings are brought for the foreclosure of or in the event of the exercise of the power of sale, under any mortgage, charge, Lease or sale and leaseback transaction, deed of trust or the lien resulting therefrom or any other method of financing, refinancing or collateral financing made by the Landlord or otherwise in existence against the Leased Premises or the Building, attorn to the Mortgagee, chargee, lessee, trustee, other encumbrancer or the purchaser upon any such foreclosure or sale and recognize such Mortgagee, chargee, lessee, trustee, other encumbrancer or purchaser as the Landlord under this Lease.

Section 12.03 - Attorney

The Tenant will, upon request of the Landlord or the owner or owners of the Building, execute (under corporate seal, if the Tenant is a corporation which executes documents under corporate seal) and deliver promptly any statements, instruments and certificates required to carry out the intent of Section 12.01 or 12.02 as may be required by the Landlord or the owner or owners of the Building. If, ten (10) days or longer after the date of a request by the Landlord or the owner or owners of the Building to execute any such instruments or certificates, the Tenant has not executed and delivered the same, the Tenant hereby irrevocably appoints the Landlord or the owner or owners of the Building as the Tenant's attorney with full power and authority to execute and deliver in the name of the Tenant any of the instruments or certificates or the Landlord or the owner or owners of the Building may, at its or their option, terminate this Lease without incurring any liability on account thereof and the Term hereby granted is expressly limited accordingly.

Section 12.04 - Financial Information

The Tenant shall, upon request, provide the Landlord with such information as to the Tenant's or the Indemnifier's, if any, financial standing and corporate organization as the Landlord or the Mortgagee requires. The failure of the Tenant to comply with the Landlord's request herein shall constitute a default under this Lease and the Landlord shall be entitled to exercise all of its rights and remedies provided for in this Lease.

ARTICLE XIII - DEFAULT
               -------

Section 13.01 - Right to Re-enter

If and whenever:

(a) the Tenant fails to pay any Basic Rent or Additional Rent on the day or dates appointed for payment thereof; or

(b) the Tenant fails to observe or perform any other of the terms, covenants or conditions of this Lease to be observed or performed by the Tenant (other than the terms, covenants or conditions set out below in subparagraph (c) for which no notice shall be required), provided the Landlord first gives the Tenant ten (10) days or such shorter period of time as is otherwise provided in this Lease, written notice of the Tenant's failure and the Tenant within the 10 day period fails to commence diligently and thereafter to proceed diligently to cure its failure; or

(c) the Tenant or any Indemnifier, if any, becomes bankrupt or insolvent or takes the benefit of any Act now or hereafter in force for bankrupt or insolvent debtors or files any proposal or makes any assignment for the benefit of creditors or any arrangement or compromise; a receiver or a receiver-manager is appointed for all or a portion of the Tenant's or the Indemnifier's, if any, property; any steps are taken or any action or proceedings are instituted by the Tenant or by any other party to dissolve, wind-up or liquidate the Tenant or its assets or the Indemnifier, if any, or the assets of the Indemnifier, if any; the Tenant makes a sale in bulk of its assets on the Leased Premises other than a bulk sale to a permitted Transferee; the Tenant abandons the Leased Premises or sells or disposes of the trade fixtures, goods or chattels of the Tenant or removes them from the Leased Premises so that there would not in the event of such sale or disposal be sufficient trade fixtures, goods or chattels of the Tenant on the Leased Premises subject to distress to satisfy all Rent due or accruing hereunder for a period of at least 3 months; the Leased Premises become and remain vacant for a period of 5 consecutive days; the Tenant effects or permits a Transfer without the Landlord's consent where required; this Lease or any of the Tenant's assets are taken under any writ of execution; or re-entry is permitted under any other terms of this Lease, then the Landlord, in addition to any other rights or remedies available to it, has the immediate right of re-entry upon the Leased Premises without further notice and it may repossess the Leased Premises and enjoy them as of its former estate and may expel all Persons and remove all property from the Leased Premises and such property may be removed and sold or disposed of by the Landlord as it deems advisable or may be stored in a public warehouse or elsewhere at the cost and for the account of the Tenant, all without service of notice or resort to legal process and without the Landlord being considered guilty of trespass or becoming liable for any loss or damage which may be occasioned to the Tenant or others.

Section 13.02 - Right to Relet

(a) If the Landlord elects to re-enter the Leased Premises or if it takes possession pursuant to legal proceedings or pursuant to any notice provided for by law, it may either terminate this Lease or it may without terminating this Lease make any alterations and repairs as are necessary in order to relet the Leased Premises. Upon each reletting, all rent received by the Landlord will be applied, first, to the payment of any indebtedness other than Basic Rent or Additional Rent due hereunder from the Tenant to the Landlord; second, to the payment of any costs and expenses of reletting, including brokerage fees and solicitor's fees (on the basis of a solicitor and his own client) and the costs of alterations and repairs; third, to the payment of Basic Rent and Additional Rent due and unpaid hereunder; and the residue, if any, will be held by the Landlord and applied in payment of future Rent as it becomes payable hereunder. If the rent received from a reletting during any month is less than that payable by the Tenant under the terms of this Lease, then the Tenant will pay the deficiency in advance on the first day of each month. No re-entry or taking possession of the Leased Premises by the Landlord, or anyone authorized by it, will be construed as an election on its part to terminate this Lease unless a written notice of that intention is given to the Tenant. Notwithstanding any reletting without termination, the Landlord may at any time thereafter terminate this Lease for the previous breach.

(b) If the Landlord terminates this Lease, in addition to other remedies available, it may recover from the Tenant all damages the Landlord incurs by reason of the Tenant's breach, including the cost of recovering the Leased Premises, all solicitor's fees (on the basis of a solicitor and his own client) and including the worth at the time of the termination of the excess, if any, of the amount of Basic Rent and Additional Rent required to be paid pursuant to this Lease for the remainder of the Term over the Basic Rent and Additional Rent, if applicable, payable to the Landlord on the reletting of the Leased Premises for the remainder of the Term, all of which amounts will be immediately due and payable by the Tenant to the Landlord. In any of the events referred to in Section 13.01, in addition to all other rights, the full amount of the current month's instalment of Basic Rent and Additional Rent payments for the current month and any other payments required to be made monthly hereunder, together with the next 3 months' instalments of Basic Rent and Additional Rent for the next 3 months, all of which will be deemed to be accruing due on a day-to-day basis, will immediately become due and payable as accelerated rent and the Landlord may immediately distrain for the same, together with any arrears then unpaid.

Section 13.03 - Expenses

If legal action is brought for recovery of possession of the Leased Premises, for the recovery of Basic Rent and Additional Rent or any other amount due under this Lease or because of the breach of any other of the Tenant's obligations, the Tenant will pay to the Landlord all expenses incurred therefor, including a solicitor's fee (on a solicitor and his own client basis) unless a court otherwise awards.

Section 13.04 - Waiver of Exemption from Distress

The Tenant agrees that notwithstanding anything contained in any present or future statute or rule of law to the contrary, none of the goods and chattels of the Tenant which are on or have been on or at any future time, during the Term or any renewal thereof, will be on the Leased Premises shall be exempt from levy by distress for Basic Rent or Additional Rent in arrears by the Tenant and that if any claim is made for such exemption by the Tenant or if a distress is made by the Landlord, this covenant and agreement may be pleaded as an estoppel against the Tenant in any action brought to test the right to the levying upon any such goods as are named as exempted in any such legislation, the Tenant waiving, as it hereby does, all and every benefit that could or might have accrued to the Tenant under and by virtue of any such legislation but for this covenant.

Section 13.05 - Landlord's Rights

If the Tenant fails to pay when due any Rent which is payable to third parties, the Landlord, without any notice to the Tenant, may, but will not be obligated to, pay all or any part of the same. If the Tenant is in default in the performance of any of its other covenants or obligations under this Lease including, without limitation,

(a)  the Tenant's insurance obligations under Article VII, and

(b)  the Tenant's maintenance and repair obligations under Article VIII,

the Landlord may, but will not be obligated to, after giving such notice as it considers sufficient (or without notice in the case of an emergency) perform or cause to be performed any of the unperformed covenants or obligations and, if necessary, the Landlord will be entitled to enter into the Leased Premises without further notice. All expenses incurred and expenditures made by the Landlord plus a sum equal to fifteen percent (15%) representing the Landlord's overhead and supervision will be paid by the Tenant as Additional Rent within five (5) days after demand. If the Tenant is in default in the payment of any amounts or charges comprising Additional Rent, then the amounts will, if not paid when due, be paid to the Landlord within five (5) days after demand. The Landlord may, at its option, apply or allocate any sums received from or due to the Tenant against any amounts due and payable under this Lease in any manner which the Landlord deems advisable.

Section 13.06 - Rent Past Due

If the Tenant fails to pay any Basic Rent or Additional Rent when due, the unpaid amounts bear interest from the due date to the date of payment at an annual rate of five (5) percentage points above the minimum lending rate to prime commercial borrowers current at that time charged by the Landlord's chartered bank in Toronto, calculated and compounded monthly.

Section 13.07 - Security  Deposit

(a) The Tenant has deposited with the Landlord NIL (the "Security Deposit"), receipt of which is acknowledged by the Landlord. The Security Deposit will be held by the Landlord throughout the Term and any renewal or renewals thereof, without liability for interest, as security for the faithful and complete performance by the Tenant of all of its covenants and obligations under this Lease.

(b) If the Basic Rent or Additional Rent are at any time overdue and unpaid or if the Tenant fails to keep and perform any terms, covenants and conditions of this Lease, then the Landlord, at its option may, in addition to any other rights it has, appropriate and apply the entire security deposit, or as much of it as is necessary to compensate the Landlord for loss or damage sustained or suffered by the Landlord due to the Tenant's breach. If the entire Security Deposit, or any portion of it, is appropriated and applied by the Landlord for the payment of overdue Rent, then the Tenant will, upon demand, forthwith remit to the Landlord a sufficient amount in cash to restore the Security Deposit to the original sum deposited and the Tenant's failure to do so within five (5) days after receipt of such demand constitutes a breach of this Lease. If the Tenant complies with all of the terms, covenants and conditions and promptly pays all of the Rent, the Security Deposit will be returned in full to the Tenant without interest within sixty (60) days after the end of the Term or any renewal or renewals thereof.

(c) The Landlord may deliver the Security Deposit to any purchaser of the Landlord's interest in the Leased Premises or the Building and the Landlord shall thereafter be relieved of all further liability with respect to the Security Deposit.

Section 13.08 - Remedies Generally

Mention in this Lease of any particular remedy of the Landlord does not preclude the Landlord from any other remedy, whether available at law or in equity or by statute or expressly provided for in this Lease. No remedy will be exclusive or dependent upon any other remedy and the Landlord's remedies are cumulative and not alternative. Whenever the Tenant seeks a remedy in order to enforce the observance or performance of one of the terms, covenants and conditions contained in this Lease on the part of the Landlord to be observed or performed, the Tenant's only remedy shall be for such damages as the Tenant shall be able to prove in a court of competent jurisdiction that it has suffered as a result of a breach (if established) by the Landlord in the observance and performance of any of the terms, covenants and conditions contained in this Lease on the part of the Landlord to be observed or performed.

ARTICLE XIV -  MISCELLANEOUS
               -------------

Section 14.01 - Rules and Regulations

The Rules and Regulations adopted and promulgated by the Landlord from time to time including, without limitation, those set out in Schedule "E", are made a part of this Lease as if they were embodied herein and the Tenant will comply with and observe them as though they were covenants. The Landlord reserves the right from time to time to amend or supplement the Rules and Regulations applicable to the Leased Premises, the Building or the Common Areas and Facilities as, in the Landlord's judgment, acting reasonably and in such manner as would a prudent landlord of a similar building, are from time to time needed for the safety, care, cleanliness and efficient operation of the Building and the Lands. Notice of the Rules and Regulations and amendments and supplements, if any, will be given to the Tenant and the Tenant will thereupon comply with and observe them provided that they do not contradict any terms, covenants and conditions of this Lease. The Landlord is not under any obligation to enforce the Rules and Regulations against other tenants and is not responsible if other tenants fail to observe them.

Section 14.02 - Intent and Interpretation

The Tenant acknowledges that it is intended that this Lease is a completely net Lease to the Landlord, except as expressly herein set out, that the Landlord is not responsible during the Term or any renewal or renewals thereof for any costs, charges, expenses and outlays of any nature whatsoever arising from or relating to the Leased Premises or the use and occupancy thereof and the Tenant will pay all charges, impositions, costs and expenses of every nature and kind relating to the Leased Premises except as expressly herein set out.

Section 14.03 - Overholding

If the Tenant remains in possession of the Leased Premises after the end of the Term or any renewal or renewals thereof without having signed a new lease or an extension of Term agreement, there is no tacit renewal of this Lease or the Term, notwithstanding any statutory provisions or legal presumptions to the contrary and the Tenant will be deemed to be occupying the Leased Premises as a tenant from month-to-month at a monthly Basic Rent equal to one hundred and ten percent (110%) of the monthly amount of Basic Rent payable during the last month of the Term and otherwise, upon the same terms, covenants and conditions as are set forth in this Lease (including the payment of Additional Rent) so far as these are applicable to a monthly tenancy.

Section 14.04 - Successors

All rights and liabilities under this Lease extend to and bind the successors and assigns of the Landlord and the heirs, executors, administrators and permitted successors and assigns of the Tenant, as the case may be. No rights, however, will enure to the benefit of any Transferee of the Tenant unless the Transfer has been consented to or is otherwise permitted herein or by law. If there is more than one Tenant, they are all bound jointly and severally.

Section 14.05 - Tenant Partnership

If the Tenant is a partnership ("the Tenant Partnership") each person who is presently a member of the Tenant Partnership and each person who subsequently becomes a member of any successor Tenant Partnership will be and continue to be liable jointly and severally for the full and complete performance of and will be and continue to be subject to the terms, covenants and conditions of this Lease, whether or not the person ceases to be a member of the Tenant Partnership or successor Tenant Partnership.

Section 14.06 - Waiver

The waiver by either party of any breach of the other is not deemed to be a waiver of any subsequent breach of the same or of any other term, covenant or condition. The subsequent acceptance of Basic Rent or Additional Rent by the Landlord is not deemed to be a waiver of any preceding breach by the Tenant regardless of the Landlord's knowledge of the preceding breach at the time of acceptance of the Basic Rent. No term, covenant or condition of this Lease shall be deemed to have been waived by the other party unless the waiver is in writing.

All Basic Rent and Additional Rent to be paid by the Tenant to the Landlord will be paid without any deduction, abatement, set-off or compensation whatsoever (except for the Basic Rent to the extent it may be abated pursuant to Section 9.01) and the Tenant hereby waives the benefit of any statutory or other rights in respect of abatement, set-off or compensation in its favour at the time hereof or at any future time.

Section 14.07 - Accord and Satisfaction

No payment by the Tenant or receipt by the Landlord of a lesser amount than the monthly payment of Basic Rent or Additional Rent stipulated is deemed to be other than on account of the earliest stipulated Basic Rent or Additional Rent nor is any endorsement or statement on any cheque or any letter accompanying any cheque or payment as Rent deemed an acknowledgement of full payment or accord and satisfaction and the Landlord may accept and cash any cheque or payment without prejudice to the Landlord's right to recover the balance of the Rent due or to pursue any other remedy provided in this Lease or at law.

Section 14.08 - Unavoidable Delay

Notwithstanding anything in this Lease, if either party is bona fide delayed or hindered in or prevented from the performance of any term, covenant or act required hereunder by reason of strikes, labour troubles, inability to procure materials or services, power failure, restrictive governmental laws or regulations, riots, insurrection, sabotage, rebellion, war, act of God or other reason whether of a like nature or not which is not the fault of the party delayed in performing work or doing acts required under the terms of this Lease, then the performance of that term, covenant or act is excused for the period of the delay and the party delayed will be entitled to perform that term, covenant or act within the appropriate time period after the expiration of the period of the delay. However, the provisions of this Section do not operate to excuse the Tenant from the prompt payment of Rent.

Section 14.09 - Notices

Any notice, demand, request or other instrument which may be or is required to be given under this Lease will be delivered in person or sent by registered mail postage prepaid and will be addressed, if to the Landlord, at the address noted herein for the Landlord, or to such other person or at such other address as the Landlord designates by written notice and, if to the Tenant or the Indemnifier, if any, at the Leased Premises or, at the Landlord's option, to the Tenant's head office, if any is noted herein. Any notice, demand, request or con-sent is conclusively deemed to have been given or made on the day upon which it is delivered or, if mailed, then seventy-two (72) hours following the date of mailing, as the case may be. Either party may give written notice of any change of its address and thereafter the new address is deemed to be the address of that party for the giving of notices. If the postal service is interrupted or is substantially delayed, any notice, demand, request or other instrument will be delivered in person.

Section 14.10 - Registration

Neither the Tenant nor anyone on the Tenant's behalf or claiming under the Tenant will register or record this Lease or any notice of it against any part of the Lands or the Building.

Section 14.11 - Directory Board

The Tenant will be entitled, at its expense, to have its name shown on the directory board of the Building. The Landlord will design the style of such identification and the directory board will be located in an area designated by the Landlord in the main lobby of the Building.

Section 14.12 - Survival of Covenants

The Tenant's obligation to observe and perform its covenants and agreements under this Lease, including any obligations on its behalf to make readjustments on account of Additional Rent, will survive the expiration of the Term or earlier termination of this Lease.

Section 14.13 - The Planning Act

It is an expressed condition of the within Lease and the Landlord and the Tenant so agree and declare that the subdivision control provisions of the Planning Act, R.S.O. 1990, c.P.13 and amendments thereto be complied with, if applicable in law. Until any necessary consent to the Lease is obtained, the Term (including any extensions thereof) and the Tenant's rights and entitlement granted by this Lease are deemed to extend for a period only of twenty one (21) years less one (1) day from the Commencement Date. The Tenant shall apply diligently to prosecute such application for such consent forthwith upon the execution of the Lease by both the Landlord and the Tenant and the Tenant shall be responsible for all costs, expenses, taxes and levies imposed, charged or levied as a result of such application and in order to obtain such consent. The Tenant shall keep the Landlord informed, from time to time, of its progress in obtaining such consent and the Landlord shall co-operate with the Tenant in regard to such application. Notwithstanding the foregoing, the Landlord reserves the right at any time to apply for such consent in lieu of the Tenant (at the Tenant's expense) and the Tenant's application is hereby expressly made subject to any application which the Landlord intends to make.

Section 14.14 - Demolition

If, at any time during the Term of this Lease or any renewal or renewals, the Landlord shall desire to demolish the Building, the Tenant acknowledges and agrees that the Landlord shall be entitled at its option to either relocate, at the expense of the Landlord, the Tenant to other premises within the Building, having approximately the same Net Rentable Area as the Leased Premises, for the remainder of the Term at the same rental rate and otherwise on the same terms and conditions as are contained in this Lease or, alternatively, to terminate this Lease, including any option to renew this Lease, by written notice to the Tenant, without obligation or liability to the Tenant. Such notice of termination shall be given by the Landlord to the Tenant at least six (6) months prior to the effective date of the termination of this Lease and upon the effective date, the Tenant shall deliver up vacant possession of the Leased Premises in accordance with the provisions of this Lease and will execute all documents and other assurances as are reasonably required to give effect to the provisions of this Section.

Section 14.15 - Quiet Enjoyment

If the Tenant pays the Basic Rent and Additional Rent and observes and performs all its terms, covenants and conditions, the Tenant will peaceably and quietly hold and enjoy the Leased Premises for the Term hereby demised without hindrance or interruption by the Landlord, or any other person lawfully claiming by, through or under the Landlord, unless otherwise permitted under the terms of this Lease. The Tenant acknowledges that the exercise by the Landlord of any of the rights conferred on the Landlord under this Lease will not be deemed to be a constructive or actual eviction of the Tenant and will not be considered to be a breach of the Landlord's covenant for quiet enjoyment.

Section 14.16 - Obligations As Covenants

Each obligation or agreement of the Landlord or the Tenant expressed in this Lease, even though not expressed as a covenant, is considered to be a covenant for all purposes.

Section 14.17 - Captions And Section Numbers

The captions, Section numbers and headings, Article numbers and headings and the Table of Contents appearing in this Lease are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or intent of such Sections or Articles of this Lease nor in any way affect this Lease.

Section 14.18 - Extended Meanings

The words "hereof", "herein", "hereunder" and similar expressions used in any Section or subsection or other portion of this Lease relate to the whole of this Lease and not to that Section or subsection or portion only, unless otherwise expressly provided. The use of the neuter singular pronoun to refer to the Landlord or the Tenant or the Indemnifier is deemed a proper reference even though the Landlord or the Tenant or the Indemnifier is an individual, partnership, corporation or a group of two or more individuals, partnerships or corporations. The necessary grammatical changes required to make the provisions of this Lease apply in the plural sense where there is more than one Landlord or Tenant or Indemnifier and to either corporations, associations, partnerships or individuals, males or females, shall, in all instances, be assumed as though in each case fully expressed.

Section 14.19 - Partial Invalidity

If, for any reason whatsoever, any term, covenant or condition of this Lease or the application thereof to any Person or circumstance, is to any extent held or rendered invalid, unenforceable or illegal, then that term, covenant or condition:

(a) is deemed to be independent of the remainder of this Lease and to be severable and divisible therefrom, and its invalidity, unenforceability or illegality does not affect, impair or invalidate the remainder of the Lease or any part thereof; and

(b) continues to be applicable to and enforceable to the fullest extent permitted by law against any Person and circumstances other than those as to which it has been held or rendered invalid, unenforceable or illegal.

No party is obliged to enforce any term, covenant or condition of this Lease against any Person, if or to the extent that by so doing, such party is caused to be in breach of any laws, rules, regulations or enactments from time to time in force and nothing in this Lease entitles the Landlord to stipulate the price or price range at which any article or service is to be supplied, offered or advertised by the Tenant.

Section 14.20 - Entire Agreement

This Lease and the Schedules and Riders, if any, attached hereto together with the Rules and Regulations at any time and from time to time adopted and promulgated by the Landlord pursuant to Section 14.01 hereof form a part hereof and set forth all the covenants, promises, agreements, conditions and understandings between the Landlord and the Tenant concerning the Leased Premises and the Building and there are no covenants, promises, agreements, conditions or understandings, either oral or written, between them or relied upon by the Tenant or the Indemnifier to induce it to enter into this Lease, other than are herein set forth. Except as herein otherwise provided, no alteration, amendment, change or addition to this Lease shall be binding upon the Landlord or the Tenant unless in writing and signed by the Tenant and an authorized representative of the Landlord.

Section 14.21 - Governing Law

This Lease shall be construed in accordance with and governed by the laws of the Province of Ontario.

Section 14.22 - Time Of The Essence

Time is of the essence of this Lease and of every part of it.

     IN WITNESS WHEREOF Landlord and Tenant have signed and sealed this Lease as of the date first above written this day of January, 2000.


                                 EMERY PLACE LIMITED PARTNERSHIP, by its
                                 general partner, LASEEL DOWNS DEVELOPMENTS INC. (the Landlord)


                                 Per:  /s/
                                       _____________________________________
                                       Authorized Signing Officer

                                 I have the authority to bind the Corporation.


                                 IRONSIDE TECHNOLOGIES INC. (the Tenant)


                                 Per:  /s/ Mark Marino
                                       _____________________________________
                                       Authorized Signing Officer

                                 I have the authority to bind the Corporation.


ADDRESS OF LANDLORD:             HEAD OFFICE OF TENANT
6860 Century Avenue              340 Ferrier Street, Suite 200
East Tower, Suite 1000           Markham, Ontario
Mississauga, Ontario
L5N 2W5

                                 SCHEDULE "A"


TENANT:        IRONSIDE TECHNOLOGIES INC.

SUITE NO.:     200

DATE:          February 1, 2000


                          LEGAL DESCRIPTION OF LANDS
                          --------------------------

ALL AND SINGULAR that certain parcel or tract of land and premises situate, lying and being in the Town of Markham, in the Regional Municipality of York and being composed of Parcel 11-2, Section 65M-2316, being Block 11 on Plan 65M-2316, in the Land Registry Office for the Land Titles Division of York Region (No. 65), save and except that part of Block 11 on Plan 65M-2316 designated as Part 1 on Plan 65R-8903,

Subject to an easement, described in instrument 104185 in favour of The Corporation of The Town of Markham, its successors and assigns, over that Part of Block 11 on Plan 65M-2316 designated as Part 2 on Plan 65R-8903,

Subject to a right in favour of 502627 Ontario Limited and Whitehorn Investments Limited to enter upon the lands for a period of ten (10) years from the 8th day of August, 1986 for the purposes as set out in LT-313227.

                                 SCHEDULE "B"

TENANT:        IRONSIDE TECHNOLOGIES INC.

SUITE NO.:     200

DATE:          February 1, 2000

                                 FLOOR  PLAN
                                 -----------

                                 SCHEDULE "C"


TENANT:        IRONSIDE TECHNOLOGIES INC.

SUITE NO.:     200

DATE:          February 1, 2000


                      CONSTRUCTION OF THE LEASED PREMISES
                      -----------------------------------

Fixturing Period:
----------------

[Intentionally Deleted]

Landlord's Work and Tenant's Work
---------------------------------

Section 1.     Landlord's Work
----------     ---------------

It is expressly understood that the Tenant is accepting the Leased Premises in an "as is" condition. It is further understood and agreed that the Landlord has no responsibility to make any renovations, alterations, or improvements in or to the Leased Premises. All further renovations, alterations or improvements in or to the Leased Premises are the sole responsibility of the Tenant and shall be undertaken and completed at the Tenant's expense and in accordance with the Lease. Notwithstanding the foregoing, the Landlord shall complete the following work one week prior to the Commencement Date:

(a) supply and install building standard horizontal venetian blinds where currently missing;
(b) supply and install new or refurbished ceiling tile in office area and building standard lighting in proper working order;
(c)  sprinkler's to landlord's layout;
(d) one or two single full-height solid core wood doors as required for access and egress to the Leased Premises;
(e)  Tenant's name on directory in the
     lobby of the Leased Premises;
(f)  carpet cleaned;
(g)  clear existing debris from Leased Premises.

Section 2.     Tenant's Work
----------     -------------

1. "Tenant's Work" shall mean all alterations, renovations, improvements and decorations of or to the Leased Premises which are required in order to complete the Leased Premises so that the Leased Premises is able to be opened for business fully fixtured and stocked and shall include, without limitation, the following:

(a) Finish entire interior of the Leased Premises suitable for Tenant's intended use, herein set forth, in accordance with all the municipal, fire and health regulations in a good and workmanlike manner and to the Landlord's satisfaction;
(b) Fire extinguishers and any other fire prevention and fire fighting equipment required by the local fire department and any other authority having jurisdiction;
(c)  Any additional electrical service;
(d)  All roof openings to be done by Landlord at Tenant's expense; and
(e) All Tenant signage at Tenant's expense with Landlord's prior written approval.

All permits necessary for the installation of the Tenant's leasehold improvements and approval of plans must be obtained by the Tenant from the applicable authorities prior to the commencement of installations by the Tenant, at its expense.

The Tenant and its contractors are responsible to remove garbage and debris from the Leased Premises and the Building daily and place same into garbage containers for that purpose as provided. All tenants will be assessed their proportionate share of the cost of providing empty garbage containers on the job site during the construction of their respective premises. Any of the Tenant's garbage or debris removed by the Landlord's forces will be charged to the Tenant's account.

In the performance of the Tenant's work, the Tenant shall:

(i) comply with all applicable laws, Development codes, permits and approvals for such work as well as the requirements of the Landlord's insurers. If the Tenant is in default in its compliance with any applicable laws, by-laws, Development codes, permits or approvals from any governmental or other authority having jurisdiction or the requirements of the Landlord's insurers, and the Tenant does not correct any such default within the time period required by any such authority or insurer, the Landlord may (but shall not be obligated to) cure such default and all charges and costs incurred by the Landlord, plus a supervision fee of fifteen per cent (15%) of the costs or charges incurred by the Landlord, shall be paid by the Tenant as Additional Rent forthwith on demand;

(ii) comply with and cause its contractors or subcontractors, tradesman and suppliers to comply with all the provisions of the plans and specifications approved by the Landlord, this Schedule, the rules and regulations of the Building with respect to construction practices and conditions, such as safety, security and hours of work, etc., and such other rules and regulations as may be laid down from time to time by the Landlord;

(iii) retain on the Leased Premises at all times when the Tenant's Work is being performed one set of the Tenant's plans with the Landlord's approval endorsed thereon; and

(iv) permit the Landlord, without prejudice to the Landlord's other remedies, at the Tenant's expense, to remove any Tenant's Work undertaken without the Landlord's prior written approval and to restore the Leased Premises to their prior condition and the Tenant shall pay the Landlord as Additional Rent forthwith on demand the cost of removal together with a supervision fee of fifteen per cent (15%) of such costs.

2. The following additional requirements shall apply in respect of the performance of the Tenant's Work:

(i) during the performance of the Tenant's Work, the Tenant shall remove all garbage and debris from the Leased Premises daily and place same in designated garbage containers provided by the Landlord. If the Landlord is required to remove any of the Tenant's garbage or debris from within or adjacent to the Leased Premises to the designated drop off location for such garbage, the cost of removing same shall be at the Tenant's expense and paid for by the Tenant to the Landlord as Additional Rent forthwith on demand;

(ii) any damage to the Leased Premises or the Building caused during the completion of the Tenant's Work by the Tenant or those for whom it is in law responsible (including the Tenant's contractors and such contractor's agents) shall be repaired forthwith by the Tenant. If the Tenant fails to expeditiously carry out such repairs, then the Landlord may (but shall not be obligated to) carry out same and all charges and costs incurred by the Landlord plus a supervision fee of fifteen per cent (15%) shall be payable by the Tenant as Additional Rent forthwith on demand;

(iii) the Landlord shall at all times be entitled to continue its construction activities in the Leased Premises and in the Building providing Tenant's work environment is not unreasonably disrupted;

(iv) throughout the period during which the Tenant's Work is being performed, the Tenant shall be subject to all of the other terms and conditions of this Lease insofar as they are applicable including, without limitation, the provisions relating to the liability of the Tenant for its acts and omissions and the acts and omissions of its servants, agents, employees, contractors, invitees, concessionaires and licensees and the indemnification of the Landlord.

3. The Tenant shall, upon completion of the Tenant's Work and when requested by the Landlord:

(i)   provide the Landlord with a statutory declaration:

(a) stating that the Tenant's Work has been performed in accordance with all of the provisions of the plans and specifications approved by the Landlord and this Schedule and that all deficiencies (if any) which the Landlord has brought to the Tenant's attention have been corrected;

(b) stating that there are no construction liens or other liens or encumbrances registered or capable of being registered or otherwise outstanding against the Leased Premises or the Building in respect of work, services or materials relating to the Tenant's Work and that all accounts for work, services or materials have been paid in full with respect to all of the Tenant's Work;

(ii) provide to the Landlord a clearance certificate issued under the Workers Compensation Act in respect of each contractor and subcontractor listed on the aforesaid statutory declaration;

(iii) obtain and provide to the Landlord a copy of every occupancy and other permit which may be required by any governmental or other regulatory authority having jurisdiction, to permit the Tenant to open for business.

Section 3      Procedures
---------      ----------

1. At the earliest date possible but, in any event, prior to entering any portion of the Building or the Leased Premises for the commencement of the Tenant's Work, the Tenant shall complete each of the following obligations to the Landlord's satisfaction:

(a) The Tenant shall obtain the Landlord's written approval of the Tenant's plans. In this regard, the Landlord shall notify the Tenant either of its approval thereof or of all the specific changes required by it and the Tenant shall promptly prepare and submit to the Landlord or to the Architect within fifteen (15) days next following complete drawings and specifications so amended.

(b) provide the Landlord with certificates of insurance on the Landlord's standard form duly executed by the Tenant's insurers evidencing that the insurance required to be placed by the Tenant pursuant to this Lease has been obtained;

(c) provide evidence satisfactory to the Landlord that the Tenant has obtained at its expense all necessary consents, permits and licenses from all appropriate governmental and regulatory authorities in order to complete Tenant's Work. Should the Tenant fail to obtain any such required consent, permit or license, the Landlord may, but shall not be obliged to, obtain the same on behalf of the Tenant and the cost or expense incurred by the Landlord shall be payable by the Tenant as Additional Rent forthwith on demand.

2. The opinion in writing of the Architect shall be binding on both the Landlord and the Tenant respecting all matters of dispute regarding the Landlord's Work and the Tenant's Work, including the state of completion and whether or not the work is completed in a good and workmanlike manner and in accordance with this Lease.

3. The Landlord or public utility companies, subject to the Landlord's approval, shall have the right prior to and throughout the Term to install utility lines, drainage and other pipes, conduits, wires or ductwork where necessary through the ceiling space, column space or other parts of the Leased Premises and to maintain, repair or replace same. The Tenant shall prior to and throughout the Term provide the Landlord with free and uninterrupted access for such purpose as and when required. The Landlord or the Architect or any other person or persons authorized by the Landlord shall at all times have access to inspect the Tenant's Work whenever it is in preparation or progress.

4. The Tenant shall ensure that no construction liens or other liens or encumbrances are registered against or shall otherwise affect the Building or the Leased Premises or any part thereof or the Landlord's or the Tenant's interest in the Leased Premises in respect of equipment rented or materials supplied or work done or to be done by the Tenant or on behalf of the Tenant or related to the Tenant's Work. If the Tenant fails to promptly discharge or cause any such lien to be discharged, then, in addition to any other rights or remedies of the Landlord, the Landlord may (but shall not be obligated to) discharge the lien by paying the amount claimed into court or directly to the lien claimant and the amount so paid and all costs and expenses (including legal costs and expenses) plus interest at the rate of two (2) percentage points in excess of the prime rate of interest charged by the Landlord's chartered bank to its most creditworthy customers, calculated daily and compounded monthly, shall be immediately due and payable by the Tenant to the Landlord as Additional Rent forthwith on demand.

5. The Tenant releases the Landlord, its servants and agents from every claim arising from injury or damage which the Tenant may suffer in or about the Leased Premises or the Building and will indemnify and hold the Landlord harmless from every loss, cost and expense related to the Tenant's construction, use or occupation of the Leased Premises or its use or occupation of the Building.

6.   Failure by the Tenant to pay any amounts due under the provisions of this
Schedule in the manner provided herein shall entitle the Landlord to terminate this Lease, to retain the Security Deposit paid by the Tenant, if applicable, and to retain for its own use without payment therefor any Tenant's Work which has been commenced or completed within the Leased Premises, without prejudice to the Landlord's rights to claim and prove any additional damages from the Tenant

                                 SCHEDULE "D"

TENANT:        IRONSIDE TECHNOLOGIES INC.

SUITE NO.:     200

DATE:          February 1, 2000


                          METHOD OF FLOOR MEASUREMENT
                          ---------------------------

     The following sets out the various methods of measuring areas in the
Building:

(1) In this Lease, when the words "Gross Floor Area" refer to the Building, the words "Gross Floor Area" shall mean the total area of the office portion of the Building, which area shall be computed on the following basis:

          The Gross Floor Area of the Building will be computed by measuring the area expressed in square feet (or, at the Landlord's option, in square metres) as certified by the Architect or Landlord's Ontario Land Surveyor of all office floors of the Building from and to the exterior line of all of the walls, doors and windows comprising the exterior Building face and includes, without limitation, all interior rentable commercial/retail/office premises, washrooms, janitorial closets, elevator lobbies, stairways, elevator shafts, flues, stacks, pipe shafts and vertical ducts with their enclosing wall. No deductions will be made for recessed entranceways or for columns and projections necessary to the Building.

(2) In this Lease, the words "Area of the Internal Common Areas and Facilities" shall mean the difference between the Gross Floor Area of the office portion of the Building and the Net Rentable Area of all leasable office premises contained within the Building.

(3) In this Lease, when the words "Gross Floor Area" refer to the Leased Premises, the words "Gross Floor Area" shall mean the aggregate of area, in square feet (or, at the Landlord's option, in square metres) as certified by the Architect or Landlord's Ontario Land Surveyor, of the following locations:

          (A)  the Net Rentable Area of the Leased Premises; and

          (B) the Area of Internal Common Areas and Facilities the Building multiplied by a fraction, the numerator of which is the Net Rentable Area of the Leased Premises and the denominator of which is the Net Rentable Area of all rentable office premises.

(4) In this Lease, when the words "Net Rentable Area" refer to the Leased Premises or any other rentable office premises in the Building, the words "Net Rentable Area" shall mean the area, in square feet (or, at the Landlord's option, in square metres) as certified by the Architect or Landlord's Ontario Land Surveyor, of the Leased Premises measured from (a) the exterior face of all exterior walls, doors and windows of the Leased Premises or the other rentable office premises in the Building; (b) the exterior face of all interior walls, doors and windows separating the Leased Premises or the other rentable office premises in the Building from Common Areas and Facilities, if any; and (c) the centre line of all interior walls separating the Leased Premises or the other rentable office premises in the Building from adjoining leasable premises. The Net Rentable Area of the Leased Premises and the Net Rentable Area of the Building includes all interior space whether or not occupied by projections, structures or columns, structural or non-structural.

(5) In this Lease, when the words "Net Rentable Area" refer to the Building, the words "Net Rentable Area" shall mean the aggregate Net Rentable Area of all individual leasable office premises, including the Leased Premises, within the Building.

If there is any reconfiguration or reconstruction of the Common Areas and Facilities in the office portion of the Building after the Commencement Date, then the Landlord, acting reasonably, is entitled to adjust the Gross Floor Area and the Net Rentable Area or either of them.

                                 SCHEDULE "E"

TENANT:        IRONSIDE TECHNOLOGIES INC.

SUITE NO.:     200

DATE:          February 1, 2000

                             RULES AND REGULATIONS
                             ---------------------

1. The Landlord may prohibit any persons from entering the Building except during Normal Business Hours unless such person has a key to the Leased Premises to which such person seeks entry or a pass in a form to be approved by the Landlord. Any person who is permitted to enter the Building at any time other than during Normal Business Hours shall register in the manner prescribed by the Landlord. The Landlord shall be under no responsibility for failure to enforce this rule.

2. Any areas of the Building not set aside for leasing from time to time by the Landlord shall be used only for their intended purposes. The Tenant shall not use any entrance or exits, passageway, corridor, lobby, sidewalk, ramp, stairway, escalator or elevator except for ingress to and egress from the Leased Premises. The Tenant shall not obstruct such areas in any way and shall not deposit any footwear, waste, garbage or refuse therein. The Landlord may remove at the expense of the Tenant any such obstruction without notice or obligation to the Tenant. The Landlord reserves the right to restrict or prohibit canvassing, soliciting or peddling in the Building.

3. All plumbing fixtures shall be used only for their intended purposes and no sweeping, rubbish, rags, ashes or other substances shall be thrown therein. The Tenant shall not permit any toilet or drain to be obstructed. Taps shall be turned off when not in use.

4. The Leased Premises shall not be used for any residential purpose including sleeping accommodation and cooking, the storage of any personal effects or articles not required for the use of the Leased Premises in accordance with the Lease or the storage of any inflammable, explosive or dangerous materials.

5. No birds or animals shall be kept on the Leased Premises or brought into the Building. No musical instruments or sound producing equipment or amplifier which may be heard outside the Leased Premises shall be played or operated on the Leased Premises.

6. No drapes or window coverings shall be installed on any exterior windows of the Leased Premises without the prior written consent of the Landlord. Any drapes or window coverings so approved shall not interfere with the climate control central system of the Building and shall present a uniform exterior appearance for the Building.

7. The Tenant shall not obstruct or interfere with access to janitorial and electrical closets or heating, ventilating or air-conditioning ducts or equipment in the Leased Premises. In the event of any such obstruction or interference the Tenant shall be responsible for the cost of providing access to the same.

8. The Tenant shall leave the Leased Premises in a reasonably tidy condition at the end of each business day.

9. The Tenant shall not mark, drill into, bore or cut or in any way damage or deface the walls, ceilings or floors of the Leased Premises. No wires, pipes or conduits shall be installed in the Leased Premises without the prior written approval of the Landlord. No broadloom or carpeting shall be affixed to the Leased Premises by means of a non-soluble adhesive or similar product. The Tenant shall at its own expense install and maintain pads to protect any carpet in the Leased Premises under all furniture so that the furniture does not crush the carpet.

10. No safe, heavy equipment, bulky materials or office furniture or equipment shall be brought into or removed from the Building except during such hours and by such means as the Landlord may approve. The Landlord may prohibit the installation in the Leased Premises of any safe or equipment which exceeds the load-bearing capacity of the floor of the Leased Premises.

11. No machine dispensing food, beverage or merchandise for sale shall be installed in the Leased Premises without the prior written approval of the Landlord which may be arbitrarily withheld. No food, beverage or merchandise shall be delivered to the Leased Premises except during such hours and by persons authorized by the Landlord.

12. The Tenant shall not hinder or prevent window cleaners from cleaning the windows of the Leased Premises during Normal Business Hours.

13. The directory board for the Building, the style thereof and the lettering thereon and the manner and order in which the names are displayed thereon shall be within the sole discretion of the Landlord.

14. The Tenant shall not use the name of the Building for any purpose except as the business address of the Leased Premises.

15. The use of car parking spaces (if any) shall be in accordance with reasonable rules and regulations of the Landlord.

16. No cleaning, maintaining, replacement or servicing of the whole or any part of the Leased Premises including electric lighting fixtures shall be done or performed by any person or persons other than persons employed by the Landlord. Only Building standard fluorescent tubes shall be used in the Leased Premises.

17. No additional locks shall be placed upon, nor shall changes be made to the existing locks in any doors of the Leased Premises without the prior written consent of the Landlord, provided that all locks shall conform to the master keying system for the Building established by the Landlord. Additional keys to the door locks shall be obtained from the Landlord at the cost of the Tenant.

18. The Tenant shall be entitled to use, in common with the other tenants of the Building, the mail chute and mail box (if any) in the Building provided that such use shall be entirely at the Tenant's own risk and that the Landlord shall not be liable or responsible for any loss or damage resulting from or in consequence of the Tenant's use of such mail chute or mail box.

19. All loading and unloading of goods shall be done only at such times, in the areas and through the entrances designated for such purposes from time to time by the Landlord. Any movers or moving company moving furniture or equipment in or out of the Leased Premises shall be approved of by the Landlord and shall make prior arrangements with the Landlord as to the times of such moving of furniture or equipment. The Tenant shall ensure and guarantee the prompt payment to the Landlord for the cost of repairing any damage in the Building caused by such movement of furniture or equipment.

                                 SCHEDULE "F"

TENANT:        IRONSIDE TECHNOLOGIES INC.

SUITE NO.:     200

DATE:          February 1, 2000

                                  DEFINITIONS
                                  -----------

In this Lease and in the Schedules:

1. "Additional Rent" means all sums of money or charges required to be paid by the Tenant under this Lease, except Basic Rent, whether or not designated "Additional Rent" and whether or not payable to the Landlord or any other person and all such sums are payable in lawful money of Canada without deduction, abatement, set-off or compensation whatsoever. Additional Rent may be estimated by the Landlord from time to time and such estimated amount is payable in monthly instalments in advance with annual adjustments and all Additional Rent is deemed to be accruing due on a day-to-day basis.

2. "Advance Rent" shall mean the Rent paid or payable pursuant to the provisions of paragraph 2.03 hereof;

3. "Architect", "Surveyor" or "Engineer" means the architect, Ontario Land Surveyor or Professional Engineer, respectively, from time to time named by the Landlord. The decision of the Architect, Surveyor, or Engineer, whenever required by this Lease or requested by the Landlord and any related certificate will be final and binding.

4. "Basic Rent" means the annual rent payable by the Tenant pursuant to and in the manner set out in Section 2.02 of this Lease.

5. "Building" means the building constructed on the Lands, bearing municipal address 340 Ferrier Street, Markham, Ontario, being generally known as the "Emery Place".

6. "Business Taxes" means those taxes, rates, duties, assessments or license fees, as referred to and determined in Section 3.03 hereof.

7. "Commencement Date" means the first day of the Term, as referred to and determined in Section 1.04 hereof.

8. "Common Areas and Facilities" means (a) those areas, facilities, utilities, improvements, equipment and installations in the Building which, from time to time, are not designated or intended by the Landlord to be leased to tenants of the Building, and (b) those areas, facilities, improvements, equipment and installations which serve or are for the benefit of the Building, whether or not located within, adjacent to, or near the Building and which are designated from time to time by the Landlord as part of the Common Areas and Facilities. Common Areas and Facilities includes, without limitation, all areas, facilities, utilities, improvements, equipment and installations which are provided or designate (and which may be changed from time to time) by the Landlord for the use or benefit of the tenants, their employees, customers and other invitees in common with others entitled to the use or benefit thereof in the manner and for the purposes permitted by this Lease.

     Without limiting the generality of the foregoing and if and to the extent provided for the Building, Common Areas and Facilities includes the roof, exterior wall assemblies including weather walls, exterior and interior structural elements and bearing walls in the buildings and improvements comprising the Building; parking areas, all entrances and exits thereto and all other structural elements thereof; employee parking areas; access roads; truck courts; driveways; truckways; delivery passages; package pick-up stations; loading docks and related areas; pedestrian sidewalks; landscaped and planted areas; all open and enclosed malls, courts and arcades: public seating and service areas; corridors; bus kiosks, if any, roadways and stops; equipment, furniture, furnishings and fixtures; first aid stations; stairways, transportation equipment and systems; tenant common and public washrooms; electrical, telephone, meter, valve, mechanical, mail, storage, service and janitor rooms and galleries; elevators; escalators; stairwells; music, fire prevention, security and communication systems; general signs; columns; pipes; electrical, plumbing, drainage, mechanical, heating, ventilating and air-conditioning equipment and all other installations, equipment or services located therein or related thereto and serving the Building.

9. "C.P.I." means the Consumer Price Index (All Items for Regional Cities) for the City of Toronto (or any index published in substitution for the Consumer Price Index or any other replacement index reasonably designated by the Landlord if it is no longer published) published by Statistics Canada (or by any successor thereof or any other governmental agency including a provincial agency). In the case of any required substitution, the Landlord shall be entitle to make all necessary conversions for comparison purposes.

10. "Fixturing Period" has the meaning set forth in Schedule "C" hereto annexed.

11. "Gross Floor Area" shall have the meaning ascribed to this expression in Schedule "D" of this Lease.

12. "Indemnifier" means the person who has or the persons who have executed or agreed to execute the Indemnity Agreement which is attached to this Lease as Appendix "A", if any.

13. "Landlord" means the party of the First Part. Wherever the word "Landlord" is used in this Lease, it is deemed to have the same meaning as "lessor" and includes the Landlord and its duly authorized representatives.

14. "Lands" means the lands on which the Building is constructed and the lands adjacent to and serving the Building, as described in Schedule "A", or as such lands may be altered, extended or reduced from time to time.

15. "Leased Premises" means the premises leased to the Tenant as referred to and described in Section 1.01.

16. "Mortgagee" means any mortgagee or chargee (including any trustee for a bondholder) from time to time of the freehold or leasehold title to the Lands, the Building or any part thereof. Any security document held by a Mortgagee and any ground or underlying Lease affecting the Lands or the Building is referred to as an "Mortgage".

17. "Net Rentable Area" shall have the meaning ascribed to this expression in Schedule "D" of this Lease.

18. "Normal Business Hours" means the hours from 8:00a.m. to 6:00p.m. on Mondays to Fridays unless any of such days is a holiday.

19. (a) "Operating Costs" means the total amounts incurred, paid, payable or attributable, whether by the Landlord or by others on behalf of the Landlord for the maintenance, operation, insurance, repair, replacement, managing and administration of the Building, calculated as if the Building were at least ninety percent (90%) occupied and operational during each Rental Year of the Term.

    (b) Operating Costs include, without limitation and without duplication, the aggregate of:

         (i) the total annual costs and expenses of insuring the Building and the improvements, including the Common Areas and Facilities, and equipment and other property servicing the Building from time to time, owned or operated by the Landlord or for which the Landlord is or the owner or owners of the Building are legally liable or which the Landlord chooses to obtain, in such manner and form, with such companies and such coverage (including, without limitation, insurance covering loss of insurable gross profits) and in such amounts as the Landlord or the Mortgagee from time to time determines, including, without limitation, insurance covering:

               (1) any risks of physical loss or damage to all property owned by the Landlord or the owner or owners of the Building or for which the Landlord or the owner or owners of the Building are legally liable relating to the Building;

               (2) repair and replacement of boilers, pressure vessels, air-conditioning equipment and miscellaneous electrical apparatus on a broad form blanket cover basis;

               (3) loss of insurable gross profits attributable to all perils insured against by the Landlord or commonly insured against by prudent landlords, including loss of all rent receivable from tenants in the Building in accordance with the provisions of their leases, including Basic Rent, percentage rent (notwithstanding that the Tenant is not required to pay percentage rent) and Additional Rent in such amounts as the Landlord or the Mortgagee from time to time requires;

               (4) third party liability coverage including the exposure of personal injury, bodily injury, property damage occurrence, including all contractual obligations coverage and including actions of all authorized employees, contractors, subcontractors and agents while working on behalf of the Landlord; and

               (5) any other form of insurance which the Landlord or the Mortgagee reasonably requires from time to time for insurable risks and in amounts against which a prudent landlord would insure.

         (ii) cleaning, snow removal, garbage and waste collection and disposal, policing, security, supervision and traffic control;

         (iii) the aggregate of the costs and amounts paid for:

               (1) all fuel used in heating and all maintenance costs paid by the Landlord with respect to any heating, ventilating, air-conditioning system or systems located within the Shopping Centre;

                 (2) all electricity furnished by the Landlord to the Building other than electricity furnished to and paid for by tenants by reason of their being separately metered for electricity or by reason of their extraordinary consumption of electricity;

                 (3) all hot and cold water other than that chargeable to tenants by reason of their being separately metered or by reason of their extraordinary consumption of water;

                 (4) heating and, if applicable, ventilating the Building or the individual premises of the Building or those premises for which the Landlord or the owner or owners of the Building are legally liable relating to the Building;

                 (5) telephone and other utility costs used in the maintenance and operation of the Building; and

                 (6) installing energy conservation equipment and safety or life support systems in any portion of the Building;

         (iv) all salaries, wages and other amounts paid or payable for all personnel including the Building manager, supervisory personnel and related staff and all other personnel employed to carry out the maintenance and operation of the Building and the Common Areas and Facilities, including contributions and premiums towards fringe benefits, unemployment and Workers' Compensation insurance, pension plan contributions and similar premiums and contributions and the total charges of any independent contractors or managers engaged in the repair, care, maintenance and cleaning of the Building and the Common Areas and Facilities;

         (v) the cost of the rental of any equipment and signs and the cost of supplies used by the Landlord in the maintenance and operation of the Building and the Common Areas and Facilities;

         (vi)    consultant, audit and other professional fees or charges;

         (vii) all repairs (including major repairs) and replacements to and maintenance and operation of the Building and the Common Areas and Facilities and the systems, facilities and equipment serving the Building and the Common Areas and Facilities, except for the cost of repairing or replacing any inherent structural defects or weaknesses and except to the extent paid for out of the contingency reserve referred to in Paragraph 19(b)(viii) of the within Schedule "F";

         (viii) an amount which the Landlord estimates from time to time is required to establish and maintain a contingency reserve fund to be applied in payment or partial payment of the costs and expenses of repairs and replacements to paved areas, the roof and other portions of the Building and the Common Areas and Facilities and any other major repairs or replacements which the Landlord determines from time to time are to be paid for out of the contingency reserve fund. All determinations and estimates regarding the contingency reserve fund are to be made by the Landlord in accordance with sound accounting principles;

         (ix) all Capital Taxes as defined in paragraph 19(c) of the within Schedule "F" as they relate to or are attributed by the Landlord to the Building;

         (x)     depreciation or amortization of:

                 (1) the costs and expenses including repair and replacement, of all maintenance and cleaning equipment and master utility meters and all other fixtures, equipment and facilities serving or comprising the Building and the Common Areas and Facilities (including, without limitation, the heating, ventilating, air-conditioning systems serving the Building) which by their nature, require periodic or substantial repair or replacement, unless, pursuant to paragraph 19(b)(vii) of the within Schedule "F", they are charged fully in the Rental Year in which they are incurred, in accordance with sound accounting principles,

                 (2) the costs of improvements properly charged to capital account which substantially reduce Operating Costs, amortized over their useful life, as determined by the Landlord in accordance with sound accounting principles, and

                 (3) any other costs and expenses which the Landlord, in accordance with sound accounting principles, elects to amortize in lieu of including the costs and expenses fully in the Rental Year in which they are incurred;

         (xi) interest calculated at two percent (2%) per annum above the average daily prime bank commercial lending rate charged during such Rental Year by the Landlord's chartered bank upon the undepreciated portion of the original cost of all fixtures, equipment and facilities referred to in paragraph 19(b)(x) of the within Schedule "F";

         (xii) all business taxes and other taxes, if any, from time to time payable by the Landlord with respect to the Common Areas and Facilities;

         (xiii) a fee of five percent (5%) of Taxes and fifteen percent (15%) of Operating Costs for the administration and management of the Building.

         From the total of the above costs, there is deducted:

         (aa) all net recoveries which reduce Operating Costs received by the Landlord from tenants as a result of any act, omission, default or negligence of such tenants or by reason of a breach by such tenants of provision in their respective leases (other than recoveries from such tenants under clauses in their respective leases requiring their contribution to Operating Costs); and

         (bb) net proceeds received by the Landlord from insurance policies taken out by the Landlord to the extent that the proceeds relate to Operating Costs.

    (c) Capital Tax is an imputed amount presently or hereafter imposed from time to time upon the Landlord or the owner or owners of the Building and payable by the Landlord or the owner or owners of the Building (or by any corporation acting on behalf of the Landlord or the owner or owners of the Building) and which is levied or assessed against the Landlord or the owner or owners of the Building on account of its or their ownership of or capital employed in the Building. Capital Tax will be imputed as if the amount of such tax were that amount due if the Building were the only real property of the Landlord or the owner or owners of the Building and Capital Tax includes the amount of any corporation's capital tax, capital or place of business tax levied by the provincial government or other applicable taxing authority against the Landlord with respect to the Building, whether or not known as Capital Tax or by any other name.

    (d) The Tenant acknowledges that if the total of the Net Rentable Area of all leasable premises in the Building contains a commercial/retail area in any part thereof in addition to the office area of the Building, then the Landlord, acting equitably, may from time to time adjust the Operating Costs pursuant to this paragraph 19 of the within Schedule "F" in accordance with reasonable and current practices relevant to a multi-use commercial/office building to include or exclude, as may be determined by the Landlord, a reasonable proportion of the expenses incurred by or on behalf of retail, office and other tenants of the Building who, by agreement with the Landlord or otherwise, have undertaken cleaning, maintenance work or other outlays usually performed by the Landlord to the extent that those expenses, if directly incurred by the Landlord, would have been included in Operating Costs.

20. "Person" if the context allows, includes any person, firm, partnership or corporation, or any group of persons, firms, partnerships or corporations or any combination thereof.

21. "Proportionate Share" means a fraction which has as its numerator the Net Rentable Area of the Leased Premises and as its denominator, the Net Rentable Area of the Building, including the Leased Premises.

22. "Rent" means all Basic Rent and Additional Rent. All Rent is payable on its due date without prior demand and without any deduction, abatement or set-off. Rent will be considered as annual and accruing from day-to-day and is to be adjusted on a prorated per diem basis where any Rental Year is less than three hundred and sixty-five (365) days.

23. "Rental Year" means a period of time, the first Rental Year commencing as of the Commencement Date and ending on the 31st day of December of the calendar year immediately following the Commencement Date. Thereafter, each Rental Year shall consist of consecutive periods of twelve (12) calendar months ending in each case on December 31st, except in respect of the last Rental Year which shall terminate on the expiration or earlier termination of this Lease, as the case may be. Provided, however, if the Landlord considers it necessary or convenient for the Landlord's purposes, the Landlord may at any time and from time to time, by written notice to the Tenant, specify an annual date from which each subsequent Rental Year is to commence, and in such event, the then current Rental Year shall terminate on the day immediately preceding the commencement of such new Rental Year.

24. "Rules and Regulations" means the rules and regulations adopted and promulgated by the Landlord from time to time as contemplated under Section
    14.01 and they include the initial Rules and Regulations appearing in Schedule "E".

25. "Security Deposit"  means the sum of money described and referred to in
    Section 13.07 hereof.

26. "Taxes" means all real property taxes, rates, duties and assessments (including local improvement taxes), impost charges or levies, whether general or special, that are levied, rated, charged or assessed against the Building or any part thereof (including, without limitation, the Common Areas and Facilities) from time to time by any lawful taxing authority, whether federal, provincial, municipal, school or otherwise, and any taxes or other amounts which are imposed in lieu of or in addition to any such real property taxes whether of the foregoing character or not and whether in existence at the Commencement Date or not and any such real property taxes levied or assessed against the Landlord or the owner or owners of the Building on account of its or their interest in the Building or any part thereof or its or their ownership thereof, as the case may be. "Taxes" shall also include any taxes, rates, duties and assessments, impost charges or levies, in the nature of a commercial concentration levy or other similar levy, assessment or charge which may at the Commencement Date or in the future be levied, rated, charged or assessed against the Shopping Centre, the Common Areas and Facilities and the Leased Premises.

27. "Tenant" means the party of the Second Part and is deemed to include the word "lessee" and to mean each and every person mentioned as the Tenant in this Lease, whether one or more. If there is more than one Tenant, any notice required or permitted by this Lease may be given by or to any one of them and has the same force and effect as if given by or to all of them. Any reference to "Tenant" includes, where the context allows, the servants, employees, agents, invitees and licensees of the Tenant and all others over whom the Tenant may reasonably be expected to exercise control.

28. "Tenant Partnership" means the partnership referred to and described in
    Section 14.05 hereof.

29. "Term" means the period of time referred to and described in Section 1.04 hereof.

30. "Transfer" has the meaning ascribed to it in paragraph 10.01 hereof.

31. "Transferee" means the Person who receives a Transfer, as referred to in
    Section 10.01 hereof.

32. "Utilities" means the water, fuel, power, telephone and other utility service used or consumed in or with respect to the Leased Premises.

                                 SCHEDULE "G"

TENANT:  IRONSIDE TECHNOLOGIES INC.

SUITE NO.:  200

DATE:    February 1, 2000

                              SPECIAL PROVISIONS
                              ------------------


The following are additional terms and provisions, which form part of this
Lease:

1.   Extension of Term

     If:

     (a) the Tenant pays the Rent as and when due and punctually observes and performs its covenants, obligations and agreements under and in accordance with the terms of this Lease;

     (b)  the Tenant is not in breach or default under the terms of this Lease;

     (c) the Tenant has not exercized its rights contained in paragraph two of this Schedule "G";

     (d) the Tenant gives the Landlord not more than 12 months nor less than six (6) months notice prior to the expiry of the initial Term of its intention to extend the Term; and

     (e) the Tenant is Ironside Technologies Inc. and is itself in occupation of and conducting business in the whole of the Leased Premises;

     then the Tenant will have the right to extend the Term on the expiry of the initial Term for a further period of five (5) years (the "Extended Term") on the same terms and conditions as are set out in this Lease, except that:

     (a)  there will be no further right to extend the Extended Term;

     (b) any requirement on the Landlord's part to do any Landlord's Work or pay to the Tenant any construction allowance, inducement, loan or other amount in connection with this Lease or improvements installed in the Leased Premises, set out in this Lease, shall not apply to the Extended Term;

     (c) the Tenant will promptly execute an extension agreement prepared by the Landlord at the Tenant's expense, giving effect to the Extended Term; and

     (d) the annual Basic Rent shall be mutually agreed on between the Landlord and the Tenant based on the Market Rental of the Leased Premises, provided that the Basic Rent shall in no event be less than $10.80 per square foot per year plus G.S.T., and provided further that if the parties are unable to agree as to such Basic Rent by no later than one month prior to the expiry of the initial Term, then this option to extend shall be null and void.

2.   Early Termination

The Tenant shall have the right, at its sole and absolute option, to terminate the within Lease at the end of the 36th month of the Term (the "Termination Date") upon first giving to the Landlord (a) at least six (6) months before the Termination Date, written notice of its intent to so terminate this Lease, and
(b) at least thirty (30) days before the Termination Date, termination payment which is the aggregate of (i) the Basic Rent payable under this Lease during the six (6) months after the Termination Date, (ii) the unamortized (based on a straight line amortization) value (using the interest rate at which the Landlord then borrows funds or, if the Landlord has no such loans then outstanding, the interest rate at which the

Landlord is then capable of borrowing funds) over the last two (2) years of the Term of the Landlord's cost of leasehold improvements and leasehold improvement allowances paid by the Landlord with respect to the within tenancy and real estate commission paid by the Landlord with respect to the within tenancy. In the event that, within the time periods aforesaid, the Tenant does not deliver the aforesaid notice exercising its rights in this paragraph contained or the aforesaid termination payment, the Tenant's rights in this paragraph shall be null and void and the Tenant shall have no further right to terminate this Lease prior to the end of the Term.